 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-283854
Prospectus Supplement to Prospectus dated December 23, 2024
25,000,000 Class A Ordinary Shares
ECARX HOLDINGS INC.

This prospectus supplement relates to an offering of an aggregate of 25,000,000 Class A ordinary shares, par value $0.000005 per share, of ECARX Holdings Inc.
Our Class A ordinary shares are listed on the Nasdaq Global Market, or Nasdaq, under the ticker symbol “ECX.” On March 27, 2025 the closing price of the Class A ordinary shares on Nasdaq was US$2.26 per share.
We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.
Investing in our ordinary shares involves risk. See “Risk Factors” beginning on page S-23 of this prospectus supplement and those included in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus to read about factors you should consider before buying our ordinary shares.
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in our Class A ordinary shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Prospectus Supplement Summary — Our Company — Our Corporate Structure.”
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., or the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIE or its subsidiaries and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected a restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by the former VIE were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024, or the 2024 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A ordinary shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.

	Per Class A Ordinary Share	Total
Public offering price	US$ 1.80	US$45,000,000
Underwriting discounts and commissions to be paid by us(1)	US$0.072	US$ 1,800,000
Proceeds, before expenses, to us(1)	US$1.728	US$43,200,000

(1)
See “Underwriting” beginning on page S-35 in this prospectus supplement for additional information regarding underwriting compensation and estimated offering expenses.

The underwriters have an option to purchase up to an additional 3,750,000 Class A ordinary shares from us at the public offering price less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about March 31, 2025.
Joint Book-Running Managers
Deutsche Bank	CICC

Prospectus Supplement dated March 28, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the ordinary shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus dated December 23, 2024 included in the registration statement on Form F-3 (No. 333-283854), initially filed with the SEC on December 17, 2024, as amended on December 23, 2024, which provides more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of ordinary shares offered by this prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations.
Before purchasing any securities, you should carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“Business Combination” means the transactions contemplated by the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA, ECARX Holdings, Ecarx Temp Limited, and Ecarx&Co Limited;

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“Class A Ordinary Shares” means Class A ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“Class B Ordinary Shares” means Class B ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“COVA” means COVA Acquisition Corp., a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“ECARX,” “we,” or “our company” means ECARX Holdings and its subsidiaries (and, in the context of describing ECARX’s historical operations and consolidated financial information, also the former VIEs for the periods ended prior to the Restructuring), and references to “our” financial statements, share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, and auditors are to those of ECARX Holdings, respectively;

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“ECARX Holdings” means ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“Geely Auto” means Geely Automobile Holdings Limited, which manages brands including Geely, Lynk & Co, Geometry, and Zeekr, among others;

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“Geely ecosystem” means Geely Auto, Volvo Car, Polestar, smart, Lotus, Proton, LEVC, and other automotive OEMs that are affiliated with or are investee companies of Geely Holding;

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“Geely Holding” means Zhejiang Geely Holding Group Co., Ltd.;

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“Investor Notes” means the convertible notes issued by ECARX Holdings to certain institutional investors in the aggregate principal amount of US$65 million pursuant to the convertible note purchase agreement dated October 25, 2022 between ECARX Holdings and certain institutional investors;

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“Ordinary Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares;

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“PCAOB” means the Public Company Accounting Oversight Board;

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“Public Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued upon the closing of the Business Combination in exchange for the public warrants of COVA that were issued in COVA’s initial public offering that was consummated on February 9, 2021;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that ECARX implemented to restructure its organization and business operations in early 2022, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“SEC” means the U.S. Securities and Exchange Commission;

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“SoC” means system on a chip;

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“Sponsor” means COVA Acquisition Sponsor LLC, a Cayman Islands limited liability company;

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“Sponsor Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor upon the closing of the Business Combination;

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“U.S. dollars” or “US$” means United States dollars, the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entity. “The former VIE” or “Hubei ECARX” means Hubei ECARX Technology Co., Ltd., a former consolidated variable interest entity of ECARX, and “the former VIEs” means Hubei ECARX Technology Co., Ltd. and its subsidiaries; and

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“Warrant Agreement” means the Warrant Agreement dated February 4, 2021 by and between COVA and Continental Stock Transfer & Trust Company, as warrant agent, as amended and assigned to ECARX Holdings pursuant to the Assignment, Assumption and Amendment Agreement dated December 20, 2022 by and between COVA, ECARX Holdings, and Continental Stock Transfer & Trust Company.

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.2993 to US$1.00, which was the exchange rate in effect as of December 31, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. The exchange rate in effect as of March 21, 2025 was RMB7.2486 to US$1.00. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.
Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

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the overall economic environment and general market and economic conditions in the jurisdictions in which we operate and beyond;

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the progress and results of the research and development of our products and services, as well as of their manufacturing, launch, commercialization and delivery;

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the conditions and outlook of the automobile and automotive intelligence industries in China and globally;

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our relationships with automotive OEMs, Tier 1 suppliers, and our other customers, suppliers, other business partners and stakeholders;

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our ability to successfully compete in highly competitive industries and markets;

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our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services, and grow our ecosystem;

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our ability to execute our strategies, manage growth, and maintain our corporate culture as we grow;

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our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

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changes in the needs for capital and the availability of financing and capital to fund these needs;

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anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

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the safety, price-competitiveness, quality, and breadth of our products and services;

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the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

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man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, and acts of God such as floods, earthquakes, wildfires, typhoons, and other adverse weather and natural conditions that affect our business or assets;

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exchange rate fluctuations;

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changes in interest rates or rates of inflation;

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legal, regulatory, and other proceedings;

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the results of future financing efforts; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F.
Our Business
We are transforming vehicles into seamlessly integrated information, communications and transportation devices. We are shaping the interaction between people and cars by rapidly advancing the technology at the heart of smart mobility. Our current core products include infotainment head units, digital cockpits, vehicle chip-set solutions, a core operating system and integrated software stack.
We have established a successful track record since our inception. As of December 31, 2024, there were over 8.1 million vehicles on the road with ECARX products and solutions onboard. As of December 31, 2024, we had a team of over 1,900 based in 12 major locations in China, UK, USA, Sweden and Germany, 71% of whom are involved in research and development, providing the foundation for us to serve 28 vehicle brands across the globe
Automotive Computing Platforms
Since the launch of our first-generation automotive computing platform in the second quarter of 2017, we have revolutionized our platform, taking part in vehicle development projects with our related party Geely Holding and its ecosystem OEMs. Some of our automotive computing platforms are backed up with SoCs from mainstream chip providers while others run on ECARX SoC core modules, which we expect to underpin most of our future product offerings.
Our first-generation automotive computing platform product launched in 2017 was designed for mainstream distributed electronic/electrical architecture. We began working on our digital cockpit in 2019. We launched our first-generation and second-generation digital cockpit products in 2021. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Galena computing platforms in March 2024.
We continue to develop automotive central computing platforms to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched Super Brain (SPB), our first central computing platform, in 2023 and we released Antora1000SPB and Antora1000 Pro SPB in March 2024.
Infotainment Head Unit (IHU)
Our IHU supports around view monitoring integration, augmented reality navigation and local-end natural language understanding and processing in addition to regular infotainment functions such as speech assistant service, navigation service, and multi-media. As we continue to upgrade our products, our current IHU product line ranges from IHU 1.0 to IHU 5.0. In 2017, we launched our first-generation IHU. The first major upgrade of our IHU, IHU 3.0, was made at the end of 2018 with the launch of the E01 SoC core module. IHU 3.0 has been widely deployed across multiple vehicle product lines in China and in Malaysia. IHU 5.0, supported by with the second-generation E-series core module, E02, represents a further upgrade of our IHU products. Our IHU 5.0 can also be equipped with V01, our first-generation of automotive-grade AI voice SoC which we collaborated with our business partners. IHU 5.0 has been deployed in certain Geely ecosystem brand vehicles since 2021 as well as in Changan Mazda and Dongfeng Peugeot-Citroën automobile models.
Digital Cockpit
Digital cockpit is the combination of IHU with digital instrument panel to improve the overall driving experience, enhance safety and offer better connectivity and entertainment options. We started to develop our digital cockpit product in 2019. By breaking the boundaries of silos in the vehicle system, we enable multiple systems to run simultaneously on a single SoC platform, thereby reducing system complexity and consolidating electronic control units without compromising functionalities. Our digital cockpit products allow us to collaborate with automotive developers to manage fewer platforms and toolsets, add new features, and integrate the next-generation in-vehicle experience with reduced development and manufacturing timeframe and costs. They also allow automotive OEMs to respond faster to consumer demands for new apps and services, which is a key step in the transition towards software-defined vehicles.
Our digital cockpit products offer advanced features such as driver information module, heads-up display, rear seat entertainment, multiple-displays, multi-zone voice recognition, 3D user experience, and support for function and ecosystem tailored for each region globally. Our first- and second-generation digital cockpit products are powered by our E03 core module and the Qualcomm® Snapdragon SA8155P, respectively, and have been deployed on Geely, Lynk & Co, smart and Zeekr models since July 2021. Our second-generation digital cockpit products have also been deployed on the Lotus Eletre Hyper-SUV since March 2023. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Galena computing platforms in March 2024.
To lead the vehicle intelligence with supercomputing capability, flash information exchange as well as smart cockpit and ADAS fusion experience, We are developing the automotive central computing platform to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched our first central computing platform super brain known as SPB in 2023. We released Antora1000 SPB and Antora1000 Pro SPB in 2024, completing upgrading smart cockpit computing platform into central computing platform. We also launched Atlas and Pikes Computing Platforms in 2024 to empower the future vehicle intelligence.
Antora Computing Platforms
Our current flagship automotive computing platform product is the Antora series. It is specifically designed to increase the overall computing power and meet the increasing SoC demand of vehicles.
The Antora series includes two core products, Antora 1000 computing platform and Antora 1000 Pro computing platform, both of which offer a lower power consumption relative to previous generations of computing platforms and enable fast data transmission rates while supporting rich hardware configurations, and meet highest requirements for function safety and cybersecurity. The Antora series provides a multi-core computing engine, with which automotive OEMs no longer need to replace the hardware platforms every few years in light of the Antora series’ outstanding computing power. This offers an efficient hardware architecture to automotive OEMs and help them speed up time to market.
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Antora 1000 computing platform:   At its core, Antora 1000 computing platform increases the overall computing power, allowing for a faster processing speed, an increase in both data transmission rates and bandwidth, as well as an efficient use of resources. It reduces the development cycles and allows automotive OEMs to introduce new vehicles models at an even faster pace. Antora 1000 computing platform’s advanced intelligent cockpit hardware configuration will provide drivers with a seamless and intuitive experience, enhancing their comfort, convenience, and safety on the road. Antora 1000 has been equipped on Geely ecosystem OEM models and is expected to be rolled out with two FAW Hongqi models.

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Antora 1000 Pro computing platform:   By integrating cockpit and parking modules, Antora 1000 Pro computing platform provides the industry with a strong scalability for vehicles with enhanced ADAS and remote parking technologies, features that many automotive OEMs are working to implement into their fleet. Antora 1000 Pro has been debuted in Lynk & Co 08, Lynk & Co 07 and LEVC L380.

The Antora series is based on SiEngine’s SE1000 SoC. This SoC utilizes a 7nm AI processor combined specifically designed for use in digital cockpits to meet the high performance, high reliability and high security needs of automotive-grade hardware. SE1000 adopts the industry-leading multi-core heterogeneous architecture design and high-performance computing cluster, and independent programmable neural processing unit with AI computing power. At the same time, its powerful audio and video processing capabilities can support up to seven high-definition screen outputs and 12 video signal inputs, and it is the first in the industry to be equipped with dual HiFi 5 DSP processors. SE1000 SoC has obtained the AEC-Q100 automotive certification standard and offers enhanced vehicle functional safety. The SoC core modules for the Antora series can support the development of intelligent driving functions, providing a high computing power foundation for the digital cockpit computing platform. They also have built-in independent ASIL B-grade hardware function safety islands that reduce development cycle and cost. The series contains standalone information safety islands with high-performance encryption and decryption engine to support SM series national encryption algorithms. Different processor clusters independently serve different functional domains and integrate system safety functions of ASIL-B level, greatly improving the real-time, safety and data privacy of the system.
Combining high-performance customized CPU clusters with a heterogeneous computing system, such as CPU, multi-core GPU, and AI-powered neural processing unit, Antora 1000 and Antora 1000 Pro computing platforms are capable of processing inputs from 11 cameras simultaneously and support multiple high-definition outputs through a high-performance 2D or 3D hardware acceleration engine. In addition, each of them has a built-in high-performance acoustics capability to support echo cancellation, noise reduction, voice assistant, and other applications.
Makalu Computing Platform
Consumers are demanding connected vehicles that offer immersive and customizable digital experiences and these are exactly what our AMD-powered Makalu computing platform provides. Makalu utilizes AMD Ryzen™ Embedded V2000 Processors with 394K DMIPS and AMD Radeon™ RX 6000 Series GPUs.
Atlas and Pikes Computing Platforms
The Atlas and Pikes computing platforms are powered by the fourth-generation Qualcomm Snapdragon® SoC. Both platforms are certified as automotive grade. Integrating both Flyme Auto operating system and Google Automotive Services (GAS), each of the Atlas and Pikes computing platforms allows ECARX to service automotive OEMs worldwide within a single platform.
The Atlas computing platform has a leading low-power 5-nm process, complying with the AEC-Q100 standard, and has high-performance heterogeneous computing capabilities with high computing power, high bandwidth, and low latency. Combined with our CloudPeak system foundation and toolchain, as well as the global application ecosystem of Flyme Auto and GAS, it can provide users with a great cockpit experience.
Galena computing Platform
Empowered with Qualcomm Snapdragon® automotive-grade SA8155 SoCs, we collaborate with smart and Lynk & Co to create the unique design and user experience. The Galena computing platform integrates both Flyme Auto operating system and GAS.
Automotive Central Computing Platform
Our automotive central computing platforms represent a move from a domain-based electronic/electrical architecture to a more centralized computing platform that uses less harness and consolidates software in fewer electronic control units. It allows for better integration of different domains including the cockpit, ADAS and other vehicle components such as body electronics, powertrain, chassis and battery management system, improving performance and delivering efficiency and savings to automotive OEMs. Our automotive central computing platforms feature greater compatibility with more software offerings and better support through over-the-air (OTA) upgrades, vehicle-to-everything communication, auto parking and navigation-on-pilot functions.
We are designing and developing our computing platform products in phases and progressive moving towards full centralization. To better assist with clients’ diverse needs for intelligence and expedite the applications, we have expanded our super brain product matrix from one board to one chip including mainstream smart cockpit functions with L2 ADAS or L2+ ADAS.

Our first SPB product was released in 2023. It is one board empowered by multiple chips supercomputing controller based on SE1000 and advanced ADAS chipset that brings together SoC, ADAS SoC, and microcontroller units, and one computer featuring the centralized IT computing and storage for an integrated cockpit and autonomous driving.
We released two other central computing products in our SPB series in 2024. Antora1000 SPB and Antora1000 Pro SPB, redefining the Antora series as central computing platforms. Antora1000 SPB is our first one chip supercomputing controller based on SE1000. Antora1000 Pro SPB is one board with dual SE1000 chips. Powered by SPB, Antora1000 Series SPB is becoming the all-in-one solution that supports intelligent cockpit, autonomous driving assistance and parking assistance.
SoC Core Modules
SoC core modules have been a key component of our technology portfolio since our inception. We started out by working with several semiconductor companies to ensure the SoC core modules meet automotive requirements. While Tier 1 automotive suppliers typically procure consumer grade SoCs developed for the general use in the information and communications technology sector, we work with our chip partner so they can build in automotive OEM-specific requirements and customize automotive grade SoC core modules to deliver enhanced compatibility and functionality. We add key integrated circuits (such as power management integrated circuit, storage (module storage), and interface units (rich peripheral interfaces)), tool chains, and algorithms on top of chips purchased form our suppliers to build SoC core modules.
Our current production E-Series (E01, E02, and E03) SoC core modules are utilized in our IHU and digital cockpit platforms. The E series core modules incorporate 4G baseband technology and a powerful AI engine core that greatly enhances edge computing capabilities and speed of data analysis at the local end. As the computing-module basis, E series core modules simplify the re-development process for Tier 1 automotive suppliers and reduce the associated development cost and timeframe. We launched E01 and E02 core modules in 2018 and 2020, respectively. E01 core module is made specifically for connected vehicles, to further enhance user experience. E01 core module utilizes a high-speed 64-bit quad-core CPU combined with a dedicated GPU, supporting high-definition 1080p dual-screen display and a 4G modem that provides seamless in-vehicle connectivity and content delivery. E01 core module supports connectivity via 4G, Bluetooth, and Wi-Fi. In 2020, we launched a more powerful E02 core module, which is configured with an eight-core CPU and an independent neural processing unit. It has a built-in 4G TBOX and around view monitoring, which can deliver exceptional computing, graphics, and media processing performance, and is capable of operating in an extended range of thermal conditions. E02 core module has received AEC-Q104 standard certification and has neural processing unit capacity and product integration and supports three separate displays, video and multi-camera (up to six) input, 360-degree surround view system, instrument cluster integration, augmented reality navigation system, driver monitor system, facial recognition, and speed reverse functionalities. E03 core module is based on a high-performance chip customized for in-vehicle digital cockpit systems that we launched in 2021. E03 core module inherits the high computing power, high performance, and cost-effectiveness of prior generations, and is dedicated to the development of infotainment and smart digital cockpit systems. E03 core module utilizes a hardware assisted virtualization architecture to accommodate multiple systems and provide a hypervisor-less cockpit solution. It optimizes graphics processing unit performance and integrates excellent vision processing units. E03 core module also incorporates a hardware security module and is certified according to the AEC-Q100 G3 Grade3 and ISO-26262-ASIL-B standards, boasting enhanced security. E03 core module has been deployed on Lynk & Co models since the third quarter of 2021.
We have tailored SoC core modules for our Antor, Makalu Computing Platform, Atlas and Pike, Qogir Computing Platform. For more information, please see “— Automotive Computing Platform — Digital Cockpit.”
Operating System
The operating system plays an important role in the automotive technology stack as it connects hardware with application software. As such, the operating system architecture directly affects the performance of the automotive computing platform products while the functionalities offered by the operating system can simplify the development of applications that run on top. As software plays increasingly important roles in modern vehicle functions, more application domains are becoming software centric requiring broader coverage by the operating system.
The operating system is another building block of our technology platform. We have developed various operating system components to support intelligent cockpit, ADAS, and vehicle functions with a focus on performance optimization, data flow management as well as functional safety to allow application developers to build innovative functions and applications for the devices powered by our SoC core modules. Our hypervisor virtualization technology enables communication between different system components and optimizing the usage of various system resources. We offer runtime, software development kit, toolchain, and integrated development environment to support the development and testing of software by Tier 1 automotive suppliers and automotive OEMs.
Intelligent Cockpit
We started with the intelligent cockpit domain, where we built operating system components, based on Android, Linux, and RTOS, to bridge the functionalities of SoC and hardware with upper-level services and applications. We extended the functions of Android for Automotive so application developers can access more vehicle features.
Our operating system architecture provides a platform framework for the cross-domain integration of kernel components for intelligent digital cockpit and signifies progress towards the standardization and enhanced reusability of components across different systems and hardware platforms. Operating system components can be individually selected and combined to achieve high levels of customization. As a result, our operating system is highly scalable and capable of significantly lowering the development timeframe and associated costs.
Functional Safety
Our operating system coverage goes beyond the intelligent cockpit domain, and includes vehicle domains with safety operating system for automotive grade functional safety, focusing on safety and security.
We have developed the Safety Operating System based on SafeRTOS to support ASIL-D safety level. The Safety Operating System helps our instrument panel display solution achieve the safety level required by automotive OEM customers. We have also embedded features in the Safety Operating System to support enhanced ADAS by providing safety environment for the planning and control features of the vehicle, which enhance the overall safety of the vehicles and reduce the integration costs for automotive OEMs.
Cloudpeak
Our global research and development teams have built Cloudpeak, a cross-domain system capability foundation, in collaboration with HaleyTek AB, a subsidiary of Volvo Cars.
Cloudpeak brings together separate systems and functionalities into one cohesive and seamless system. The systems architecture is built to fully meet the functional safety and information security requirements of vehicles supporting multiple operating systems and the global mobility ecosystem. We have developed hypervisor virtualization technology that functions across different processing units (such central processing units, graphics processing units, and neural processing units) and allows multiple guest operating systems to run on a single host system at the same time, providing hardware-optimized virtualization services and ensuring safe operations. Cloudpeak also supports 3D sound technology. This technology provides a more immersive and engaging audio experience for both drivers and passengers, enhancing the overall driving experience.
Security is one of the areas we have implemented vigorous measures when developing Cloudpeak. Its security function is certified to meet both the national and international standards and it is compliant with the EAL4 certification. Cloudpeak’s security features include secure build, communication, and storage to protect against unauthorized access and data breaches.

We have empowered our client Volvo with Cloudpeak, which has been certified and launched in more than 80 countries worldwide and has begun user delivery at the beginning of 2024.
Software Stack
We provide a service software framework to connect the application layer to the operating system layer of the overall cockpit system, in addition to a host of intelligent cockpit applications that can be further adapted across domains, platforms and geographies. We are developing software to deliver enhanced ADAS features and vehicle functional safety software over key vehicle systems to enable functionality and improve performance.
Intelligent Cockpit Software Stack
We have been able to abstract and distil a comprehensive set of platform-based middleware solutions for digital cockpit controller and vehicle communication from the substantial amount of automotive projects we have completed in the past. This solution has rich functional components, thousands of standardized API interfaces, and cross-domain (including entertainment domain, vehicle control domain, and ADAS), cross-platform (such as Android, Linux, and QNX), cross-device features that pave the way for universal scalability. It provides complete support for the speedy on-boarding of an extensive application ecosystem encompassing auditory, vocal, and mobility services. Our platform-based middleware connects components of Android Auto Motive with vehicle and vehicle peripheral components, so that these applications can run without the need for specific vehicle adaptation. At the same time, vehicle information can be quickly and safely transmitted to support these applications directly through our platform API once permission is obtained. Multimedia programs, voice engines, and mapping services provided by suppliers from different parts of the world can be swiftly adapted through our platform-based middleware.
We completed the design of the Adaptive API for Android4.x in 2017, which is similar to the Carproperty ID design of Android Auto Motive. It provides a standardized portal for the support of vehicle control applications towards vehicle control domain (such as window control and light control.), air conditioning settings. We further designed the Car Wrapper API with Google Android Auto Motive which represents an optimized solution that allows the use of the same set of software on different models. With the Car Wrapper API once vehicle adaptation is completed through automated script, upper-layer applications will be usable directly in other vehicle models after one coding.
Functional Safety Software Stack
As the world progresses towards a more intelligent, networked, and electrified future, functional safety, as opposed to the traditional concepts of active safety and passive safety, is foundational to and has become a key metric of the automotive industry.
We have accumulated years of experience in the development of functional safety and we are committed to building safe and reliable platform solutions for intelligent cockpit and autonomous driving domains. Our products have obtained the ASIL D ISO26262 process certification and the Germany Rhine functional safety ISO26262 ASIL D product certification, such as the ASIL D SafetyOS certification. Functional safety underpins the quality of our products, our brand value, and our dedication to corporate responsibility.
ECARX AutoGPT
Generative AI represents a significant leap forward in automotive technology, fundamentally transforming how drivers interact with their vehicles, and also reshaping the paradigm of automotive software development. We are developing ECARX AutoGPT, our in-house specialized large language model for the automotive industry, to drive the next generation AI Agent Operating System (AIOS) for intelligent vehicles. ECARX AutoGPT is tailor-made for automotive applications on top of the general large language models, integrating AutoAgent, AutoFlow, AutoScene and AutoEco as its core capabilities to enhance the in-vehicle experience.
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AutoAgent leverages extensive automotive knowledge and user data to provide intelligent interactions.

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AutoFlow autonomously selects and utilizes tools based on real-time needs for efficiency and safety during travel.

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AutoScene offers personalized, scenario-based services beyond traditional rule-based responses to meet users’ unique demands.

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AutoEco creates a next-generation AI service ecosystem, seamlessly connecting in-car applications with cross-device experiences, redefining intelligent mobility.

The ECARX AutoGPT driven AIOS is designed for global applications, cross-domain fusion, and onboard/offboard hybrid deployment to ensure the optimal user experience, data privacy and system efficiency.
Enhanced ADAS Software Stack
We aim to provide our users with comprehensive, safe, and reliable solutions for enhanced ADAS features. We have deployed our in-house ADAS algorithms (including BEV large model) and supplier algorithms in chips, and built quantification and KPI verification capabilities.
Our base ADAS software has a full-stack of self-developed software whereas the middleware is based on the advanced combination of QNX + AP Autosar. Our ADAS application software features a full stack of proprietary integration, tracking, prediction, and planning control software. The parking module has the algorithms of AVM 360 surround view and transparent chassis, as well as the full stack self-research capabilities of Automated Parking Assist and Automated Valet Parking algorithms based on the fisheye BEV visual perception that we have developed. In terms of development and verification, we have accumulated full-link data closed-loop, data recycling capability and compliance datasets over the years, enabling our ADAS products to support OEMs to meet CNCAP 5-star requirements.
ADAS Platform
We started research on ADAS related technologies, including visual neural networks, in 2019. We initiated the development of an ADAS solution that is focused on advanced driving domain controller for mass-produced vehicle models in 2021. We, through our subsidiary JICA Intelligent, have developed full stack ADAS research and development capabilities including assisted driving and parking integrated L2 + ADAS capabilities including related hardware development and design capabilities and design verification to product validation verification capabilities.
ECARX Skyland Pro ADAS platform, our first-generation autonomous driving control unit, or ADCU, combines parking and driving solutions to achieve active safety, navigation of pilot on high-speed elevated closed roads, and automated or remote parking assist. It is based on two efficient SoCs with a combined computing power of 116 TOPS and a high safety MCU, providing redundant system architecture and high-level functional safety. Using six driving perception cameras and four parking cameras, supplemented by radar and ultrasonic sensor and LiDAR as perception inputs, with the ADCU as the computing core, the vehicle’s assisted driving planning and control signal outputs are realized, enabling driving and parking assist functions. Leveraging our strategic partnerships on the development of cutting-edge vision perception algorithms, we have engineered an innovative end-to-end full-stack software solution that satisfies the most stringent ISO-26262 safety standards. ECARX Skyland Pro ADAS platform is able to further support more advanced software such as BEV and LiDAR perception. And ECARX Skyland Pro ADAS platform already has been installed on Lynk & Co 08. The versatile suite seamlessly integrates critical capabilities including sensor fusion, prediction, planning, control, and environmental modelling modules. This is enabled by a robust foundation of underlying software and middleware to ensure stable performance in all conditions. As a result, our advanced driver assistance and active safety applications achieve the elevated benchmarks set by China’s New Car Assessment Program.
Additionally, the proprietary platform design provides flexibility for us to continually expand operational design domains and address complex long-tail scenarios across diverse regions.
Our Corporate Structure
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIEs and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected the Restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by the former VIE were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the Restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
The following diagram illustrates our corporate structure as of the date of this prospectus supplement.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of the Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2024 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information —  D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of the Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Cash Transfers and Dividend Distribution
Cash is transferred from ECARX Holdings to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Under our cash management policy, the amount of inter-company transfers of funds is determined based on the working capital needs of the subsidiaries and inter-company transactions, and is subject to internal approval processes and funding arrangements. Our management regularly reviews and monitors the cash flow forecast and working capital needs of our subsidiaries.
Advances and loans.   In 2022, (i) ECARX Holdings made advances in the principal amount of US$50.9 million to ECARX Technology Limited; (ii) ECARX Holdings provided loans in the principal amount of US$3.0 million to ECARX Sweden AB; (iii) ECARX Holdings provided loans in the principal amount of US$35.0 million to ECARX (Hubei) Tech Co., Ltd.; (iv) ECARX Holdings made advances in the principal amount of US$21.0 million to ECARX Group Limited; (v) ECARX Holdings received US$8.8 million as repayment from ECARX Sweden AB; and (vi) JICA Intelligent Robotics Co., Ltd., or JICA Intelligent, provided loans in the principal amount of RMB150.0 million to ECARX (Hubei) Tech Co., Ltd. In 2023, (i) ECARX Technology Limited repaid US$119.3 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$115.0 million to ECARX Group Limited and US$2.7 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$33.4 million to ECARX Holdings, (iv) ECARX Holdings provided loans in the principal amount of US$15.0 million to ECARX (Hubei) Tech Co., Ltd., (v) ECARX Technology Limited provided loans in the principal amount of US$0.4 million to ECARX Limited, which has been fully repaid, and (vi) ECARX (Hubei) Tech Co., Ltd. repaid RMB150.0 million to JICA Intelligent. In 2024, (i) ECARX Technology Limited repaid an amount of

US$20 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$12.5 million to ECARX Group Limited and US$1.0 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$1.7 million to ECARX Holdings, and (iv) ECARX (Hubei) Tech Co., Ltd. provided loans in the principal amount of RMB5.0 million to Suzhou Photon-Matrix Optoelectronics Technology Co., Ltd.
Capital contribution.   In 2022, ECARX Technology Limited made capital contribution of US$14.6 million and US$25.0 million to its subsidiaries, ECARX Limited and ECARX (Hubei) Tech Co., Ltd., respectively. In 2023, (i) ECARX Group Limited made capital contribution of US$100.0 million to ECARX Technology Limited; (ii) ECARX Technology Limited made capital contribution of US$60.0 million to ECARX (Hubei) Tech Co., Ltd., and US$31.5 million to its subsidiary, ECARX Limited; (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB51.0 million to its subsidiary, JICA Intelligent; (iv) ECARX Holdings converted its £3.0 million loan to ECARX Limited into equity and (v) ECARX Limited made capital contribution of US$2.7 million to ECARX Americas Inc. In 2024, (i) ECARX Group Limited made capital contribution of US$39.6 million to ECARX Technology Limited, (ii) ECARX Technology Limited made capital contribution of GBP19.3 million and US$0.4 million to its subsidiary, ECARX Limited, and US$10.0 million to its subsidiary, ECARX (Zhejiang) Technology Co., Ltd., (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB125.0 million to its subsidiary, JICA Intelligent, and (iv) ECARX Limited made capital contribution of US$5.9 million to its subsidiary, ECARX Americas Inc.
Cash transfers involving Hubei ECARX, the former VIE.   In 2022, Hubei ECARX received RMB157.0 million in the form of loans from our subsidiaries. In 2022, Hubei ECARX, ECARX Technology, and ECARX (Hubei) Tech Co., Ltd. made payments totaling RMB36.1 million, US$2.2 million, and RMB60.0 million, respectively, to ECARX Sweden AB relating to certain research and development expense. In 2022, Hubei ECARX made payments totaling RMB270.0 million to JICA Intelligent. Following the Restructuring in 2022, we no longer have any VIE in China.
We, our subsidiaries, and, for the periods ended prior to the Restructuring, the former VIEs, have not declared or paid dividends or made any distributions as of the date of this prospectus supplement. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends in the future will be at the discretion of our board of directors.
We are subject to various restrictions on inter-company fund transfers and foreign exchange control.
Dividends.   ECARX Holdings is a holding company and may rely on dividends and other distributions on equity paid by our subsidiaries for its cash and financing requirements. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) our mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in China; (ii) each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) our mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by our mainland China subsidiary upon dividend remittance. Such restrictions could have a material and adverse effect on the ability of ECARX Holdings to distribute profits to its shareholders. Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX Holdings being unable to pay its debts as they fall due in the ordinary course of business.
Capital expenses.   Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, our mainland China subsidiaries are required to obtain approval from the State Administration of Foreign Exchange, or SAFE, or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.
Shareholder loans and capital contributions.   Loans by us to our mainland China subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of SAFE, and any capital contribution from us to our mainland China subsidiaries is required to be registered with the competent government authorities in mainland China.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Arrangements with Respect to Certain Personal Data
In response to the move by PRC government authorities to tighten the regulatory framework governing data security, cybersecurity and privacy, in September 2021 we initiated the process to transfer the rights of our mainland China subsidiaries and of the former VIE to access personal data relevant to their respective business operations to Zhejiang Huanfu Technology Co., Ltd., or Zhejiang Huanfu, an entity controlled by our controlling shareholder. The transfer was completed in December 2021. In January 2022, we entered into a procurement framework agreement with Zhejiang Huanfu and thereafter concluded several procurement-related contracts pursuant to the procurement framework agreement to procure certain data-related services from Zhejiang Huanfu and fulfill our obligations to our PRC customers that were committed to prior to the aforementioned transfer to Zhejiang Huanfu for the sole purpose of restricting our access to personal data. Under these contracts, we engaged Zhejiang Huanfu to provide telematics service provider services relating to hosting of information, including personal data, as well as IT system support and troubleshooting. We also license certain intellectual property to Zhejiang Huanfu to enable it to perform its services. These contracts are governed by terms that we typically enter into with our suppliers. As of the date of this prospectus supplement, our mainland China subsidiaries do not have any right to access or process any personal data in China, other than certain employee personal data and certain vehicle identification numbers provided by automotive OEMs in association with our provision of product repair and maintenance services.
Permission Required from the PRC Authorities for Our Operations
We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the model confirmation, compulsory product certifications, and network connection licenses for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this prospectus supplement.
The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that, both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. As of the date of this prospectus supplement, (i) we have not been informed that we are a critical information infrastructure operator or a data processor conducting data processing activities that affect or may affect national security by any government authority, although it is uncertain whether we would in fact be categorized as such under the PRC law; and (ii) we have not been involved in any investigations or cybersecurity review by the CAC and we have not received any official inquiry, notice, warning, or sanctions in this respect.
On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. Failure to comply with the filing requirements may result in fines, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC. As additional securities are being issued under this prospectus supplement, we are required to and we will submit the filing application to the CSRC within three business days after completion of this offering.
Based on the opinion of Han Kun Law Offices, our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, as of the date of this prospectus supplement, we and our PRC subsidiaries (i) are not required to obtain any permissions from the CSRC prior to the completion of this offering, and (ii) have not been asked to obtain or denied any permissions by any other PRC government authority in connection with this offering. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required in connection with the Business Combination, our previous offerings and listing under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded” in the 2024 Form 20-F. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to restrictions and penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.
If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.”
The Business Combination
On December 20, 2022, we consummated the Business Combination with COVA, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022. COVA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On December 21, 2022, the Class A Ordinary Shares and Warrants were listed on The Nasdaq Global Market under the symbol “ECX” and “ECXWW,” respectively.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
•
We have a relatively limited operating history and face significant challenges in a fast-developing industry;

•
If our solutions do not effectively address the evolution of the automotive industry or automotive intelligence technologies, our business could be adversely affected;

•
Changes in automobile sales and market demand can adversely affect our business;

•
Disruptions in the supply of components or the underlying raw materials used in our products may materially and adversely affect our business and profitability;

•
We had negative net cash flows from operations in the past and have not been profitable, which may continue in the future. A note regarding our ability to continue as a going concern has been included in our consolidated financial statements;

•
We currently have a concentrated customer base with a limited number of key customers, particularly including certain of our related parties such as Geely Holding’s subsidiaries. The loss of one or more of our key customers, or a failure to renew our agreements with one or more of our key customers, could adversely affect our results of operations and ability to market our products and services;

•
We are subject to risks and uncertainties associated with international operations, which may harm our business;

•
Our automotive intelligence technologies and related hardware and software could have defects, errors, or bugs, undetected or otherwise, which could create safety issues, reduce market adoption, damage our reputation with current or prospective customers, or expose us to product liability and other claims that could materially and adversely affect our business, financial condition, and results of operations;

•
We rely on our business partners and other industry participants. Business collaboration with partners is subject to risks, and these relationships may not lead to significant revenue. Any adverse change in our cooperation with our business partners could harm our business;

•
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends; and

•
Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
•
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information —  Our Holding Company Structure and China Operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” for details;

•
The PRC government has significant oversight and discretion over our business operations, and it may influence on our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities;

•
Risks and uncertainties arising from the legal system of China, including those relating to the interpretation and enforcement of PRC laws and regulations and that rules and regulations in China can change quickly with little advance notice, could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” for details;
•
The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offerings under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to our offerings, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities;

Risks Relating to Our Securities and This Offering
•
The price of our securities may be volatile, and the value of our securities may decline;

•
A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

•
If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline;

•
Sales of a substantial number of our securities in the public market could cause the price of our securities to fall;

•
Future issuance of Ordinary Shares will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall; and

•
Our management has broad discretion over the use of proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.

Corporate Information
The mailing address of our principal executive office is 12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai 200231, People’s Republic of China, and its phone number is +86 (0571) 8530 6757. Our corporate website address is https://www.ecarxgroup.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at https://www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

SUMMARY CONSOLIDATED FINANCIAL DATA
	For the Year Ended December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
Revenues
– Sales of goods revenues	2,433,964	68.3	3,311,507	70.5	4,405,485	603,549	79.2
– Software license revenues	404,469	11.4	444,830	9.5	305,985	41,920	5.5
– Service revenues	723,561	20.3	943,336	20.1	849,796	116,422	15.3
Total revenues	3,561,994	100.0	4,699,673	100.0	5,561,266	761,891	100.0
Cost of Revenues
– Cost of goods sold	(1,970,845)	(55.3)	(2,733,966)	(58.2)	(3,874,840)	(530,851)	(69.7)
– Cost of software licenses	(126,807)	(3.6)	(120,289)	(2.6)	(128,162)	(17,558)	(2.3)
– Cost of services	(470,463)	(13.2)	(572,712)	(12.2)	(404,074)	(55,358)	(7.3)
Total cost of revenues	(2,568,115)	(72.1)	(3,426,967)	(72.9)	(4,407,076)	(603,767)	(79.2)
Gross profit	993,879	27.9	1,272,706	27.1	1,154,190	158,124	20.8
Operating expenses:
– Research and development expenses	(1,332,800)	(37.4)	(1,264,308)	(26.9)	(1,259,715)	(172,580)	(22.7)
– Selling, general and administrative expenses	(1,310,207)	(36.8)	(931,467)	(19.8)	(777,178)	(106,473)	(14.0)
– Other income	22,846	0.6	7,078	0.2	—	—	—
– Others, net	(1,939)	(0.1)	(1,751)	—	464	64	—
Total operating expenses	(2,622,100)	(73.6)	(2,190,448)	(46.6)	(2,036,429)	(278,989)	(36.6)
Loss from operation	(1,628,221)	(45.7)	(917,742)	(19.6)	(882,239)	(120,865)	(15.9)
Interest income	13,820	0.4	30,503	0.6	22,178	3,038	0.4
Interest expense	(44,543)	(1.3)	(79,309)	(1.7)	(133,761)	(18,325)	(2.4)
Loss from equity method investments	(71,928)	(2.0)	(43,065)	(0.9)	40,329	5,525	0.7
Other non-operating income (expenses), net	152,791	4.3	(9,525)	(0.2)	(34,895)	(4,781)	(0.6)
Loss before income taxes	(1,578,081)	(44.3)	(1,019,138)	(21.7)	(988,388)	(135,408)	(17.8)
Income tax (expenses) benefit	(29,065)	(0.8)	3,643	0.1	(1,482)	(203)	—
Net loss	(1,607,146)	(45.1)	(1,015,495)	(21.6)	(989,870)	(135,611)	(17.8)

THE OFFERING
Offering price
US$1.80 per Class A Ordinary Share.
Class A Ordinary Shares offered by us
25,000,000 Class A Ordinary Shares (or 28,750,000 Class A Ordinary Shares if the underwriters exercise the over-allotment option to purchase additional Class A Ordinary Shares in full).
Ordinary shares outstanding immediately before this offering
299,769,110 Class A Ordinary Shares and 45,960,916 Class B Ordinary Shares issued and outstanding as of the date of this prospectus supplement, excluding Class A Ordinary Shares issuable upon the exercise of the 23,871,971 Warrants and upon the conversion of the Investor Notes (in an aggregate principal amount of US$65 million and convertible into Class A Ordinary Shares at a conversion price of US$11.5 per share, subject to customary adjustments on the conversion price) issued and outstanding as of the date of this prospectus supplement.
Ordinary shares outstanding immediately after this
offering
324,769,110 Class A Ordinary Shares (or 328,519,110 Class A Ordinary Shares if the underwriters exercise the over-allotment option to purchase additional Class A Ordinary Shares in full) and 45,960,916 Class B Ordinary Shares issued and outstanding as of the date of this prospectus supplement, excluding Class A Ordinary Shares issuable upon the exercise of the 23,871,971 Warrants and upon the conversion of the Investor Notes (in an aggregate principal amount of US$65 million and convertible into Class A Ordinary Shares at a conversion price of US$11.5 per share, subject to customary adjustments on the conversion price) issued and outstanding as of the date of this prospectus supplement.
Over-allotment option
We have granted to the underwriters an option, which is exercisable within 30 days from the date of this prospectus supplement, to purchase up to 3,750,000 additional Class A Ordinary Shares at the public offering price less the underwriting discount and commission.
Use of proceeds
We will receive net proceeds from this offering in the amount of approximately US$42.4 million, or approximately US$48.8 million if the underwriters exercise the over-allotment option to purchase additional Class A Ordinary Shares in full, at an offering price of US$1.80 per Class A ordinary share, after deducting the underwriting discount and commission and the estimated offering expenses payable by us.
We currently plan to use the net proceeds from this offering as follows:
•
approximately 50% of the net proceeds for research and development initiatives;

•
approximately 30% of the net proceeds for establishment of overseas supply chain networks; and

•
approximately 20% of the net proceeds for general corporate purposes.

See “Use of Proceeds” for additional information.

Risk factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.
Lock-up
We, certain directors and executive officers, and certain of our principal shareholders that together beneficially own 56.5% of our ordinary shares prior to the completion of this offering have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any Ordinary Shares, ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares or ordinary shares for a period of 90 days following the date of this prospectus supplement. See “Underwriting” for more information.
Listing
The Class A Ordinary Shares are listed on the Nasdaq Global Market under the symbol “ECX.”
Payment and settlement
The underwriters expect to deliver the Class A Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on or about March 31, 2025.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you decide to buy our securities, you should carefully consider the risks described below together with the risks described in our 2024 Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into the accompanying prospectus by reference.
Risks Relating to Our Ordinary Shares and This Offering
The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.
Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.
Subject to certain exceptions described under the caption “Underwriting,” in connection with this offering, we, certain directors and executive officers, and certain of our principal shareholders that together beneficially own 56.5% of our Ordinary Shares prior to the completion of this offering have agreed, have agreed not to offer, sell or agree to sell, directly or indirectly, any of our ordinary shares or other securities without the prior written consent of Deutsche Bank AG, Hong Kong Branch and China International Capital Corporation Hong Kong Securities Limited on behalf of the underwriters for a period of 90 days from the date of this prospectus supplement. When the 90-day lock-up period expires, the foregoing parties will be able to sell their Ordinary Shares in the public market, subject to prior registration or qualification for an exemption from registration including, in the case of shares held by affiliates, compliance with the volume limitation, manner of sale and notice provisions of Rule 144. In addition, Deutsche Bank AG, Hong Kong Branch and China International Capital Corporation Hong Kong Securities Limited may, in their sole discretion, on behalf of the underwriters, release the Ordinary Shares or other securities subject to lock-up agreements described above in whole or in party at any time with or without notice. We have also registered for the resale by certain of our shareholders of up to 291,679,672 Class A Ordinary Shares pursuant to certain registration rights granted to such shareholders in connection with the Business Combination.
We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder will have on the market price of our Ordinary Shares. If any existing shareholder or shareholders sell a substantial amount of ordinary shares, the market price of our Ordinary Shares could decline.
Our management has broad discretion over the use of proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.
Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we intend to use the net proceeds from this offering as described in “Use of Proceeds,” our management retains significant discretion with respect to the use of proceeds. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds from this offering may be used in a manner that does not generate favorable returns.

USE OF PROCEEDS
We will receive net proceeds from this offering in the amount of US$42.4 million, or US$48.8 million if the underwriters exercise their over-allotment option to purchase additional Class A ordinary shares in full, at an offering price of US$1.80 per Class A Ordinary Share, after deducting the underwriting discount and commission and estimated offering expenses payable by us in this offering.
We currently plan to use the net proceeds from this offering as follows:
•
approximately 50% of the net proceeds for research and development initiatives;

•
approximately 30% of the net proceeds for establishment of overseas supply chain networks; and

•
approximately 20% of the net proceeds for general corporate purposes.

The foregoing use of our net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.
In utilizing the proceeds of this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to satisfaction of applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China Regulations in mainland China of loans to and direct investment in mainland China companies by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Form 20-F.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale by us of 25,000,000 Class A Ordinary Shares at an offering price of US$1.80 per Class A Ordinary Share and the receipt of US$42.4 million, in estimated net proceeds, after deducting the underwriting discount and commission and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional ordinary shares from us.

The as adjusted information below is illustrative only. You should read this table together with our consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F, which is incorporated by reference in the accompanying prospectus.
	Actual		As adjusted
	RMB	US$	RMB	US$
	(in thousands)
Cash and restricted cash	367,452	50,341	676,577	92,691
Short-term borrowings	1,360,000	186,319	1,360,000	186,319
Convertible notes payable, net	470,610	64,473	470,610	64,473
Notes payable	142,016	19,456	142,016	19,456
Total shareholders’ deficit	(1,744,895)	(239,051)	(1,435,770)	(196,701)
Total capitalization	227,731	31,198	536,856	73,548
Other than described above, there have been no material changes to our total capitalization since December 31, 2024.

DIVIDEND POLICY
ECARX Holdings, our subsidiaries, and Hubei ECARX have not declared or paid dividends or made any distributions as of the date of this prospectus supplement. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, ECARX Holdings may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance.
Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX being unable to pay its debts as they fall due in the ordinary course of business.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus supplement, taking into account the aggregate number of ordinary shares underlying the share options, restricted shares and restricted share units that are outstanding as of, and exercisable within 60 days after the date of this prospectus supplement by each of our directors, executive officers and principal shareholders, as well as the 25,000,000 Class A ordinary shares to be issued by us in this offering (assuming the over-allotment option is not exercised) for purpose of calculating beneficial ownership after the offering, assuming underwriters do not exercise their right to purchase additional ordinary shares from us.
The calculations in the table below are based on 299,769,110 Class A Ordinary Shares and 45,960,916 Class B Ordinary Shares issued and outstanding as of the date of this prospectus supplement. 23,871,971 Warrants and Investor Notes for an aggregate principal amount of US$65 million and convertible into Class A Ordinary Shares at a conversion price of US$11.5 per share (subject to customary adjustments on the conversion price) were also issued and outstanding as of the date of this prospectus supplement.
	Ordinary Shares Beneficially Owned Prior to This Offering					Ordinary Shares Beneficially Owned After This Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As Converted Basis	% of Total Ordinary Shares on an As Converted Basis	% of Aggregate Voting Power(2)	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As Converted Basis	% of Total Ordinary Shares on an As Converted Basis	% of Aggregate Voting Power(2)
Directors and Executive Officers:(1)
Ziyu Shen(3)	3,000,000	21,480,458	24,480,458	7.1	28.7	3,000,000	21,480,458	24,480,458	6.6	27.8
Zenggang Liu	—	—	—	—	—	—	—	—	—	—
Ni Li	—	—	—	—	—	—	—	—	—	—
Jim Zhang (Zhang Xingsheng)	*	—	*	*	*	*	—	*	*	*
Grace Hui Tang	*	—	*	*	*	*	—	*	*	*
Jun Hong Heng	10,184,330	—	10,184,330	2.9	1.3	10,184,330	—	10,184,330	2.7	1.3
Peter Cirino	*	—	*	*	*	*	—	*	*	*
Jing (Phil) Zhou	*	—	*	*	*	*	—	*	*	*
All Directors and Executive Officers as a Group	15,467,915	21,480,458	36,948,373	10.7	30.3	15,467,915	21,480,458	36,948,373	10.0	29.4
Principal and Selling Shareholders:
Fu&Li Industrious Innovators Limited(4)	144,440,574	24,480,458	168,921,032	48.9	51.3	144,440,574	24,480,458	168,921,032	45.6	49.6
Jie&Hao Holding Limited(3)	3,000,000	21,480,458	24,480,458	7.1	28.7	3,000,000	21,480,458	24,480,458	6.6	27.8
Baidu (Hong Kong) Limited(5)	22,367,946	—	22,367,946	6.5	2.9	22,367,946	—	22,367,946	6.0	2.9

Notes:
*
Less than 1% of the total number of outstanding Ordinary Shares

(1)
Unless otherwise indicated, the business address for our directors and executive officers is 12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai 200231, People’s Republic of China.

(2)
For each person or group included in this column, percentage of total voting power represents voting power based on both Class A Ordinary Shares and Class B Ordinary Shares held by such person or group with respect to all outstanding Ordinary Shares as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per share. Each holder of Class B Ordinary Shares is entitled to 10 votes per share. Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(3)
Represents 21,480,458 Class B Ordinary Shares and 3,000,000 Class A Ordinary Shares held by Jie&Hao Holding Limited, a limited liability company incorporated in British Virgin Islands. Mr. Ziyu Shen holds 100% of the issued and outstanding shares of Little SJH Holding Limited and Little SJH

Holding Limited holds 1% of shares in Jie&Hao Holding Limited and its shares are voting shares. Magician Hao Holding Limited, which is owned by a trust established for the benefit of Mr. Ziyu Shen and his family, holds 99% of shares in Jie&Hao Holding Limited and its shares are non-voting shares. Mr. Ziyu Shen is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Jie&Hao Holding Limited. The address of Jie&Hao Holding Limited, Little SJH Holding Limited and Magician Hao Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(4)
Represents 144,440,574 Class A Ordinary Shares and 24,480,458 Class B Ordinary Shares held by Fu&Li Industrious Innovators Limited, a limited liability company incorporated in British Virgin Islands. Mr. Eric Li (Li Shufu) holds 100% of the issued and outstanding shares of Minghao Group Limited and Minghao Group Limited holds 1% of shares in Fu&Li Industrious Innovators Limited and its shares are voting shares. Industrious Innovators Limited, which is owned by a trust established for the benefit of Mr. Eric Li (Li Shufu) and his family, holds 99% of shares in Fu&Li Industrious Innovators Limited and its shares are non-voting shares. Mr. Eric Li (Li Shufu) is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Fu&Li Industrious Innovators Limited. The address of Fu&Li Industrious Innovators Limited, Minghao Group Limited and Industrious Innovators is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)
Represents 22,367,946 Class A Ordinary Shares held by Baidu (Hong Kong) Limited, a limited liability company incorporated in Hong Kong and wholly owned by Baidu Holdings Limited. Baidu Holdings Limited is a limited liability company incorporated in British Virgin Islands and wholly owned by Baidu, Inc., a Nasdaq and Hong Kong Stock Exchange listed company. The address of Baidu (Hong Kong) Limited is Room 2609, China Resources Building 26 Harbour Road, Wanchai, Hong Kong. The address of Baidu Holdings Limited and Baidu, Inc. is Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China.

TAXATION
The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares based on the advice of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares and Warrants, collectively referred to as the “Securities.” The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with us that:
(a)
no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)
on or in respect of the shares, debentures or other obligations of us; or

(ii)
by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

The concessions apply for a period of 20 years from February 18, 2022.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our Ordinary Shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
U.S. Federal Income Tax Considerations
General
The following is a general discussion of the U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of the Class A Ordinary Shares (“Shares”). This discussion addresses only holders who acquire Shares pursuant to this offering and hold such Shares as “capital assets” (generally, assets held for investment purposes). This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.
This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
•
our officers or directors;

•
banks, financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
S-corporations, partnerships and other pass-through entities or arrangements;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own stock representing ten percent or more of our shares by vote or value;

•
persons that acquired Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons that hold Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Shares, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding Shares, we urge you to consult your own tax advisor.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SHARES. HOLDERS OF THE SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
Taxation of Distributions
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Status,” if we make a distribution of cash or other property on the Shares (including the amount of any tax withheld), a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on the Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares” below). We do not intend to provide calculations of our earnings and profits under U.S. federal income tax principles. A U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes.
With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares” below) applicable to “qualified dividend income” provided that the Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”); we are not treated as a PFIC in the year the dividend is paid or in the preceding years; and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Shares are listed on Nasdaq, there can be no assurance that the Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Shares.

Dividends paid on our Shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
If we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the Shares may be subject to PRC income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as mainland China source income under the Treaty. However, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the U.S. Treasury regulations.
Passive Foreign Investment Company Status
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Based on the current and anticipated value of our assets and the composition of our income and assets, including goodwill and other unbooked intangibles, we do not believe we were a PFIC for any taxable year including the year which ended December 31, 2024, and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Shares and, the U.S. Holder did not make an applicable purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
If we are a PFIC and the Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Shares at the end of such year over its adjusted basis in its Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Shares over the fair market value of its Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. We anticipate that the Shares should qualify as being regularly traded, but no assurances may be given in this regard. Moreover, a mark-to-market election made with respect to the Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Shares under their particular circumstances.
We do not intend to provide information necessary for U.S. Holders to make a qualified electing fund election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Shares should consult their tax advisors concerning the reporting requirements that may apply and the application of the PFIC rules to Shares under their particular circumstances.

Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to an interest in the Shares, subject to certain exceptions (including an exception for Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Shares.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Deutsche Bank AG, Hong Kong Branch and China International Capital Corporation Hong Kong Securities Limited, are acting as the representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally, the number of Class A ordinary shares indicated below. The address of Deutsche Bank AG, Hong Kong Branch is Level 60, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of China International Capital Corporation Hong Kong Securities Limited is 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong.
Name of Underwriters	Number of Class A Ordinary Shares
Deutsche Bank AG, Hong Kong Branch	20,000,000
China International Capital Corporation Hong Kong Securities Limited	5,000,000
Total	25,000,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives”, respectively. The underwriters are offering the Class A ordinary shares subject to their acceptance of the Class A ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated, severally and not jointly, to take and pay for all of the Class A ordinary shares offered by this prospectus supplement if any such Class A ordinary shares are taken. The underwriters are not required, however, to take or pay for the Class A ordinary shares covered by the underwriters’ over-allotment option to purchase additional Class A ordinary shares described below.
The underwriters initially propose to offer part of the Class A ordinary shares directly to the public at the public offering price listed on the front cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of US$0.0432 per Class A ordinary share under the public offering price. After the offering of the Class A ordinary shares, the public offering price and other selling terms may from time to time be varied by the representatives.
Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Deutsche Bank AG, Hong Kong Branch will offer Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Deutsche Bank Securities Inc. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC and to the extent that its conduct may be deemed to involve participation in offers or sales of Class A ordinary shares in the U.S., those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.
Option to Purchase Additional Class A Ordinary Shares
We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 3,750,000 additional Class A ordinary shares at the public offering price listed on the front cover page of this prospectus supplement less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A ordinary shares listed in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be US$51,750,000, the total underwriters’ discounts and commissions would be US$2,070,000 and the total proceeds to us (before expenses) would be US$49,680,000.

Commissions and Expenses
The table below shows the per Class A ordinary share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 3,750,000 Class A ordinary shares.
Total
	Per Class A Ordinary Share	No Exercise	Full Exercise
Public offering price	US$ 1.80	US$45,000,000	US$51,750,000
Underwriting discounts and commissions to be paid by us	US$0.072	US$ 1,800,000	US$ 2,070,000
Proceeds, before expenses, to us	US$1.728	US$43,200,000	US$49,680,000
The underwriting discounts and commissions are determined by negotiations among us and the underwriters and are a percentage of the offering price to the public. Among the factors considered in determining the discounts and commissions are the size of the offering, the nature of the security to be offered and the discounts and commissions charged in comparable transactions.
The estimated total expenses of the offering payable by us, excluding underwriting discounts and commissions, are approximately US$0.85 million.
Nasdaq Listing
The Class A ordinary shares are listed on the Nasdaq Global Market under the symbol “ECX.”
Lock-Up Arrangements
We have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”): (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by us, or any shareholder’s rights associated with such Ordinary Shares beneficially owned, or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.
The restrictions described in the preceding paragraph do not apply to:
•
the sale of Ordinary Shares to the underwriters;

•
the issuance by us of Ordinary Shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement, of which the underwriters have been advised in writing;

•
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us or other persons set forth above regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the restricted period, and we shall enter stop transfer instructions with our transfer agent and registrar of such securities, which we agree that we will not waive or amend without the prior written consent of the representatives on behalf of the underwriters;

•
our filing of any registration statement on Form S-8 (or amendment thereto) with the SEC relating to the offering of securities pursuant to the terms of any employee incentive plans existing as of the date hereof and as disclosed herein;

•
our filing of any post-effective amendment to any registration statement that has been declared effective as of the date hereof to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering

•
securities we issued pursuant to acquisitions, mergers, business combinations, joint ventures, strategic alliances, or other strategic transactions, including without limitation collaborations or arrangements involving research and development or the sale or licensing of intellectual property, which are duly approved by our board of directors, provided that (i) the aggregate number of shares issued in all such acquisitions and transactions taken together does not exceed 40% of Ordinary Shares outstanding as of the date hereof, (ii) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the restricted period, (iii) any such issuance shall only be to (x) the actual owners of such assets or securities acquired in such acquisition or merger, or (y) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business we reasonably believe is synergistic with the our business and that we reasonably believe shall provide to us additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (iv) any person to whom such shares or securities are issued or granted shall be subject to the terms of the lock-up restrictions set forth above; and

•
our issuance of Ordinary Shares or securities exercisable or exchangeable for or convertible into Ordinary Shares in any private placement or offering that is exempt from registration with the SEC, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the restricted period, (ii) the offer price in such private placement shall be no less than 90% of public offering price of this offering, and (iii) any person to whom such shares or securities are issued shall be subject to the terms of the lock-up restrictions set forth above;

In addition, certain of our directors and executive officers, and Fu&Li Industrious Innovation Limited and Jie&Hao Holding Limited, which together beneficially own 56.5% of Ordinary Shares immediately prior to the completion of this offering have agreed that, without the prior written consent of the representatives, such person will not, during the period ending 90 days after the date of this prospectus supplement: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by each such person or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares (“lock-up securities”); or (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in (i) or (ii) above is to be settled by delivery of lock-up securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (iii) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in (i) or (ii) above.
The restrictions described in the preceding paragraph do not apply to:
•
transactions relating to Ordinary Shares or other securities of our company acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of such Ordinary Shares or other securities acquired in such open market transactions;

•
transfers of Ordinary Shares to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that the transferee agrees to be bound in writing by the lock-up restrictions and provided further that any such transfer shall not involve a disposition for value;

•
transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift or by will or intestate succession upon the death of such person, or distributions of Ordinary Shares or any security convertible into Ordinary Shares to affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), limited partners or stockholders of such person; provided that in the case of any such transfer or distribution, (i) each donee, distributee or transferee shall be subject to the lock-up restrictions and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period;

•
the exercise of any rights to acquire any Ordinary Shares by means of cash or cashless exercises or the disposition of Ordinary Shares to us, or exchange or conversion of any share options or any other securities convertible into or exchangeable or exercisable for Ordinary Shares granted pursuant to our equity incentive plans existing as of the date hereof and as disclosed herein, provided that any Ordinary Shares received upon such exercise, exchange or conversion shall be subject to the lock-up restrictions; and

•
transactions relating to any existing trading plan established prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares.

In addition, notwithstanding the lock-up restrictions above, Mr. Ziyu Shen, Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited may pledge their respective its lock-up securities in favor of a lender not involving a change of legal ownership of such lock-up securities (other than on enforcement) for a bona fide commercial loan or financing transaction, provided that (i) each such person’s lock-up securities subject to such pledge shall not exceed the lesser of (x) 25% of the Ordinary Shares it beneficially owned as of the date hereof, and (y) 5% of the our total Ordinary Shares outstanding as of the date hereof, (ii) the lender to whom the lock-up securities are pledged acknowledges and agrees in writing that the lock-up securities are subject to lock-up restriction and upon transfer of its lock-up securities upon foreclosure or margin call or similar disposition during the restricted period, each transferee or distributee shall be subject to lock-up restriction, and (iii) no public announcement or filing by us, each of such locked up parties or the lender under the Securities Act, the Exchange Act (other than a required filing on Schedule 13D, Schedule 13D/A, Schedule 13G or 13G/A of the Exchange Act that is required to be filed during the restricted period) or pursuant to the requirements of the CSRC, or any other public filing or disclosure reporting a reduction in beneficial ownership of such person’s lock-up securities or an increase in beneficial ownership of the lender’s lock-up securities, shall be required or shall be voluntarily made during the restricted period.
The representatives on behalf of the underwriters, in their sole description, may release Ordinary Shares and other securities subject to the lock-up restrictions described above in whole or in part at any time.
Stabilization, Short Positions and Penalty Bids
To facilitate this offering of the Class A ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A ordinary shares. Specifically, the underwriters may sell more Class A ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Class A ordinary shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing Class A ordinary shares in the open market. In determining the source of Class A ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Class A ordinary shares compared to the price available under the over-allotment option. The underwriters may also sell Class A ordinary shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the Class A ordinary shares, the underwriters may bid for, and purchase, Class A ordinary shares in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Class A ordinary shares in this offering, if the syndicate repurchases previously distributed Class A ordinary shares to cover syndicate short positions or to stabilize the price of the Class A ordinary shares. Any of these activities may raise or maintain the market price of the Class A ordinary shares above independent market levels or prevent or retard a decline in the market price of the Class A ordinary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Discretionary Sales
The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of Class A ordinary shares offered by them.
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may, at any time, hold or recommend to clients that they acquire, long or short positions in such securities and instruments.
Electronic Offer, Sale and Distribution of Shares
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Class A ordinary shares may be sold by the underwriters to securities dealers who resell Class A ordinary shares to online brokerage account holders. Other than the prospectus supplement in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Pricing of the Offering
The public offering price is determined by negotiations between us and the representatives. Among the factors considered in determining the public offering price are our future prospects and those of our industry in general, our sales, earnings, certain other financial and operating information in recent periods, the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours, the general condition of the securities markets at the time of this offering, the recent market prices of, and demand for, publicly traded ordinary share of generally comparable companies, and other factors deemed relevant by the representatives and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for the Class A ordinary shares, or that the Class A ordinary shares will trade in the public market at or above the public offering price.
Selling Restrictions
No action may be taken in any jurisdiction other than the U.S. that would permit a public offering of the Class A ordinary shares or the possession, circulation or distribution of this prospectus supplement any other material relating to us or the Class A ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the Class A ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Class A ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.
Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the Class A ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act. The Class A ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A ordinary shares must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Bermuda
The Class A ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
British Virgin Islands
The Class A ordinary shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The Class A ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin

Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A ordinary shares for the purposes of the Securities and Investment Business Act, 2010, or SIBA or the Public Issuers Code of the British Virgin Islands.
The Class A ordinary shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of our property; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has a net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.
Canada
The Class A ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the Class A ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A ordinary shares in the Cayman Islands.
Dubai International Financial Center
This document relates to an exempt offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for this document. The Class A ordinary shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A ordinary shares offered should conduct their own due diligence on the Class A ordinary shares. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Class A ordinary shares may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any Class A ordinary shares may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any Class A ordinary shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A ordinary shares shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any Class A ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
France
Neither this prospectus supplement nor any other offering material relating to the Class A ordinary shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Class A ordinary shares has been or will be:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer;

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in any other circumstances falling within Article 3(2) of the Prospectus Directive;

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released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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used in connection with any offer for subscription or sale of the Class A ordinary shares to the public in France. Such offers, sales and distributions will be made in France only:

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to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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to investment services providers authorized to engage in portfolio management on behalf of third parties; or

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in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Class A ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Germany
This prospectus supplement does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the Class A ordinary shares, or distribution of a prospectus or any other offering material relating to the Class A ordinary shares. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.
Each underwriter will represent, agree and undertake, (i) that it has not offered, sold or delivered and will not offer, sell or deliver the Class A ordinary shares within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of Class A ordinary shares, and (ii) that it will distribute in Germany any offering material relating to the Class A ordinary shares only under circumstances that will result in compliance with the applicable rules and regulations of Germany.
This prospectus supplement is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.
Hong Kong
The Class A ordinary shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Indonesia
This prospectus supplement does not, and is not intended to, constitute a public offering in Indonesia under Law Number 8 of 1995 regarding Capital Market. This prospectus supplement may not be distributed in the Republic of Indonesia and the Class A ordinary shares may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and qualified individuals, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.
Italy
The offering of Class A ordinary shares has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Class A ordinary shares may be offered, sold or delivered, nor copies of this prospectus supplement or any other documents relating to the Class A ordinary shares may not be distributed in Italy except:
•
to “qualified investors,” as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”); or

•
in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the Class A ordinary shares or distribution of copies of this prospectus supplement or any other documents relating to the Class A ordinary shares in the Republic of Italy must be:
•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

•
in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

•
in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the Class A ordinary shares on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.
Furthermore, Class A ordinary shares which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the Class A ordinary shares being declared null and void and in the liability of the intermediary transferring the Class A ordinary shares for any damages suffered by such non-qualified investors.
Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Class A ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.
Korea
The Class A ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Class A ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Class A ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Class A ordinary shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Class A ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Class A ordinary shares. By the purchase of the Class A ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A ordinary shares pursuant to the applicable laws and regulations of Korea.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000

(or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
PRC
This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Qatar
The Class A ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. and may not be publicly distributed. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.
Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated October 4, 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than
•
to an institutional investor (as defined under Section 274 of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”));

•
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Class A Ordinary Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Africa
Due to restrictions under the securities laws of South Africa, the Class A ordinary shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96(1) applies:
(a)
the offer, transfer, sale, renunciation or delivery is to:

(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa; authorized financial service providers under South African law; financial institutions recognized as such under South African law;

(iv)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(v)
any combination of the person in (i) to (iv); or

(b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”).

No “offer to the public” (as such term is defined in the South African Companies Act) in South Africa is being made in connection with the issue of the Class A ordinary shares. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the Class A ordinary shares in South Africa constitutes an offer of the Class A ordinary shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.
Switzerland
The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, our company, the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A ordinary shares.
Taiwan
The Class A ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be issued, offered or sold in Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.
United Arab Emirates
The Class A ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
United Kingdom
In relation to the United Kingdom, no Class A ordinary shares have been offered or will be offered pursuant to the offering contemplated by this prospectus supplement to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any Class A ordinary shares at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of Class A ordinary shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Class A ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Cleary Gottlieb Steen & Hamilton LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by King & Wood Mallesons. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Cleary Gottlieb Steen & Hamilton LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at https://www.sec.gov. You can also find information on our website https://www.ecarxgroup.com. The information contained on our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of the document into which it is incorporated and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into the accompanying prospectus, or between information incorporated by reference into the accompanying prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 26, 2025 (File No. 001-41576);

•
the description of our Class A Ordinary Shares and Warrants contained in our registration statement on Form 8-A filed with the SEC on December 20, 2022, and any amendment or report filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
ECARX Holdings Inc.
12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai 200231
People’s Republic of China
+86 (0571) 8530 6757
ir@ecarxgroup.com

PROSPECTUS
ECARX Holdings Inc.
Class A Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may from time to time offer, issue and sell up to US$300 million or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value $0.000005 per share, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 35 of this prospectus.
The ordinary shares are listed on the Nasdaq Global Market, or Nasdaq, under the ticker symbol “ECX.” On December 20, 2024, the closing price of the ordinary shares on Nasdaq was US$1.93 per share.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 27, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A ordinary shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Our Company — Our Corporate Structure.”
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., or the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIE or its subsidiaries and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected a restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by Hubei ECARX, the former VIE, were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2023, or the 2023 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of 2023 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 23, 2024.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2023 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“Business Combination” means the transactions contemplated by the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA, ECARX Holdings, Ecarx Temp Limited, and Ecarx&Co Limited;

•
“Class A Ordinary Shares” means Class A ordinary shares of ECARX Holdings, par value US$0.000005 per share;

•
“Class B Ordinary Shares” means Class B ordinary shares of ECARX Holdings, par value US$0.000005 per share;

•
“COVA” means COVA Acquisition Corp., a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

•
“ECARX,” “we,” or “our company” means ECARX Holdings and its subsidiaries (and, in the context of describing ECARX’s historical operations and consolidated financial information, also the former VIEs for the periods ended prior to the Restructuring), and references to “our” financial statements, share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, and auditors are to those of ECARX Holdings, respectively;

•
“ECARX Holdings” means ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•
“Geely Auto” means Geely Automobile Holdings Limited, which manages brands including Geely, Lynk & Co, Geometry, and Zeekr, among others;

•
“Geely ecosystem” means Geely Auto, Volvo Car, Polestar, smart, Lotus, Proton, LEVC, and other automotive OEMs that are affiliated with or are investee companies of Geely Holding;

•
“Geely Holding” means Zhejiang Geely Holding Group Co., Ltd.;

•
“Investor Notes” means the convertible notes issued by ECARX Holdings to certain institutional investors in the aggregate principal amount of US$65 million pursuant to the convertible note purchase agreement dated October 25, 2022 between ECARX Holdings and certain institutional investors;

•
“Nasdaq” means The Nasdaq Stock Market LLC;

•
“Ordinary Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares;

•
“PCAOB” means the Public Company Accounting Oversight Board;

•
“Public Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued upon the closing of the Business Combination in exchange for the public warrants of COVA that were issued in COVA’s initial public offering that was consummated on February 9, 2021;

•
“Renminbi” or “RMB” means the legal currency of China;

•
“Restructuring” means a series of transactions that ECARX implemented to restructure its organization and business operations in early 2022, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

•
“SEC” means the U.S. Securities and Exchange Commission;

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“SoC” means system on a chip;

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“Sponsor” means COVA Acquisition Sponsor LLC, a Cayman Islands limited liability company;

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“Sponsor Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor upon the closing of the Business Combination;

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“U.S. dollars” or “US$” means United States dollars, the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entity. “The former VIE” or “Hubei ECARX” means Hubei ECARX Technology Co., Ltd., a former consolidated variable interest entity of ECARX, and “the former VIEs” means Hubei ECARX Technology Co., Ltd. and its subsidiaries; and

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“Warrant Agreement” means the Warrant Agreement dated February 4, 2021 by and between COVA and Continental Stock Transfer & Trust Company, as warrant agent, as amended and assigned to ECARX Holdings pursuant to the Assignment, Assumption and Amendment Agreement dated December 20, 2022 by and between COVA, ECARX Holdings, and Continental Stock Transfer & Trust Company.

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.0176 to US$1.00, which was the exchange rate in effect as of September 30, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.
Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

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the overall economic environment and general market and economic conditions in the jurisdictions in which we operate and beyond;

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the progress and results of the research and development of our products and services, as well as of their manufacturing, launch, commercialization and delivery;

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the conditions and outlook of the automobile and automotive intelligence industries in China and globally;

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our relationships with automotive OEMs, Tier 1 suppliers, and our other customers, suppliers, other business partners and stakeholders;

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our ability to successfully compete in highly competitive industries and markets;

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our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services, and grow our ecosystem;

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our ability to execute our strategies, manage growth, and maintain our corporate culture as we grow;

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our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

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changes in the needs for capital and the availability of financing and capital to fund these needs;

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anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

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the safety, price-competitiveness, quality, and breadth of our products and services;

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the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

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man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, and acts of God such as floods, earthquakes, wildfires, typhoons, and other adverse weather and natural conditions that affect our business or assets;

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exchange rate fluctuations;

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changes in interest rates or rates of inflation;

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legal, regulatory, and other proceedings;

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the results of future financing efforts; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2023 Form 20-F.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are transforming vehicles into seamlessly integrated information, communications and transportation devices. We are shaping the interaction between people and cars by rapidly advancing the technology at the heart of smart mobility. Our current core products include infotainment head units, digital cockpits, vehicle chip-set solutions, a core operating system and integrated software stack.
We have established a successful track record since our inception. As of September 30, 2024, there were over 7.3 million vehicles on the road with ECARX products and solutions onboard. As of September 30, 2024, we had a team of over 1,800 employees based in 12 major locations in China, UK, USA, Sweden, Germany and Malaysia, 70% of whom are involved in research and development, providing the foundation for us to serve 26 vehicle brands across the globe.
Automotive Computing Platforms
Since the launch of our first-generation automotive computing platform in the second quarter of 2017, we have revolutionized our platform, taking part in vehicle development projects with our related party Geely Holding and its ecosystem OEMs. Some of our automotive computing platforms are backed up with SoCs from mainstream chip providers while others run on ECARX SoC core modules, which we expect to underpin most of our future product offerings.
Our first-generation automotive computing platform product launched in 2017 was designed for mainstream distributed electronic/electrical architecture. We began working on our digital cockpit in 2019. We launched our first-generation and second-generation digital cockpit products in 2021. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes, Galena and Qogir computing platforms in March 2024.
We continue to develop automotive central computing platforms to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched Super Brain (SPB), our first central computing platform, in 2023 and we released Antora1000SPB and Antora1000 Pro SPB in March 2024.
Infotainment Head Unit (IHU)
Our IHU supports around view monitoring integration, augmented reality navigation and local-end natural language understanding and processing in addition to regular infotainment functions such as speech assistant service, navigation service, and multi-media. As we continue to upgrade our products, our current IHU product line ranges from IHU 1.0 to IHU 5.0. In 2017, we launched our first-generation IHU. The first major upgrade of our IHU, IHU 3.0, was made at the end of 2018 with the launch of the E01 SoC core module. IHU 3.0 has been widely deployed across multiple vehicle product lines in China and in Malaysia. IHU 5.0, supported by with the second-generation E-series core module, E02, represents a further upgrade of our IHU products. Our IHU 5.0 can also be equipped with V01, our first-generation of automotive-grade AI voice SoC co-developed with our business partners. IHU 5.0 has been deployed in certain Geely ecosystem brand vehicles since 2021 as well as in Changan Mazda and Dongfeng Peugeot-Citroën automobile models.
Digital Cockpit
Digital cockpit is the combination of IHU with digital instrument panel to improve the overall driving experience, enhance safety and offer better connectivity and entertainment options. We started to develop our digital cockpit product in 2019. By breaking the boundaries of silos in the vehicle system, we enable multiple systems to run simultaneously on a single SoC platform, thereby reducing system complexity and consolidating electronic control units without compromising functionalities. Our digital cockpit products allow us to collaborate with automotive developers to manage fewer platforms and toolsets, add new features, and integrate the next-generation in-vehicle experience with reduced development and manufacturing timeframe and costs. They also allow automotive OEMs to respond faster to consumer demands for new apps and services, which is a key step in the transition towards software-defined vehicles.

Our digital cockpit products offer advanced features such as driver information module, heads-up display, rear seat entertainment, multiple-displays, multi-zone voice recognition, 3D user experience, and support for function and ecosystem tailored for each region globally. Our first- and second-generation digital cockpit products are powered by our E03 core module and the Qualcomm® Snapdragon SA8155P, respectively, and have been deployed on Geely, Lynk & Co, smart and Zeekr models since July 2021. Our second-generation digital cockpit products have also been deployed on the Lotus Eletre Hyper-SUV since March 2023. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes, Galena and Qogir computing platforms in March 2024.
To lead the vehicle intelligence with supercomputing capability, flash information exchange as well as smart cockpit and ADAS fusion experience, We are developing the automotive central computing platform to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched our first central computing platform super brain known as SPB in 2023. We released Antora1000 SPB and Antora1000 Pro SPB in 2024, completing upgrading smart cockpit computing platform into central computing platform. We also launched Atlas and Pikes Computing Platforms in 2024 to empower the future vehicle intelligence.
Antora Computing Platforms
Our current flagship automotive computing platform product is the Antora series. It is specifically designed to increase the overall computing power and meet the increasing SoC demand of vehicles.
The Antora series includes two core products, Antora 1000 computing platform and Antora 1000 Pro computing platform, both of which offer a lower power consumption relative to previous generations of computing platforms and enable fast data transmission rates while supporting rich hardware configurations, and meet highest requirements for function safety and cybersecurity. The Antora series provides a multi-core computing engine, with which automotive OEMs no longer need to replace the hardware platforms every few years in light of the Antora series’ outstanding computing power. This offers an efficient hardware architecture to automotive OEMs and help them speed up time to market.
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Antora 1000 computing platform:   At its core, Antora 1000 computing platform increases the overall computing power, allowing for a faster processing speed, an increase in both data transmission rates and bandwidth, as well as an efficient use of resources. It reduces the development cycles and allows automotive OEMs to introduce new vehicles models at an even faster pace. Antora 1000 computing platform’s advanced intelligent cockpit hardware configuration will provide drivers with a seamless and intuitive experience, enhancing their comfort, convenience, and safety on the road. Antora 1000 has been equipped on Geely ecosystem OEM models and is expected to be rolled out with two FAW Hongqi models

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Antora 1000 Pro computing platform:   By integrating cockpit and parking modules, Antora 1000 Pro computing platform provides the industry with a strong scalability for vehicles with enhanced ADAS and remote parking technologies, features that many automotive OEMs are working to implement into their fleet. Antora 1000 Pro has been debuted in Lynk & Co 08, Lynk & Co 07 and LEVC L380.

The Antora series is based on SiEngine’s SE1000 SoC. This SoC utilizes a 7nm AI processor combined specifically designed for use in digital cockpits to meet the high performance, high reliability and high security needs of automotive-grade hardware. SE1000 adopts the industry-leading multi-core heterogeneous architecture design and high-performance computing cluster, and independent programmable neural processing unit with AI computing power. At the same time, its powerful audio and video processing capabilities can support up to seven high-definition screen outputs and 12 video signal inputs, and it is the first in the industry to be equipped with dual HiFi 5 DSP processors. SE1000 SoC has obtained the AEC-Q100 automotive certification standard and offers enhanced vehicle functional safety. The SoC core modules for the Antora series can support the development of intelligent driving functions, providing a high computing power foundation for the digital cockpit computing platform. They also have built-in independent ASIL B-grade hardware function safety islands that reduce development cycle and cost. The series contains standalone information safety islands with high-performance encryption and decryption engine to support

SM series national encryption algorithms. Different processor clusters independently serve different functional domains and integrate system safety functions of ASIL-B level, greatly improving the real-time, safety and data privacy of the system.
Combining high-performance customized CPU clusters with a heterogeneous computing system, such as CPU, multi-core GPU, and AI-powered neural processing unit, Antora 1000 and Antora 1000 Pro computing platforms are capable of processing inputs from 11 cameras simultaneously and support multiple high-definition outputs through a high-performance 2D or 3D hardware acceleration engine. In addition, each of them has a built-in high-performance acoustics capability to support echo cancellation, noise reduction, voice assistant, and other applications.
Makalu Computing Platform
Consumers are demanding connected vehicles that offer immersive and customizable digital experiences and these are exactly what our AMD-powered Makalu computing platform provides. Makalu utilizes AMD RyzenTM Embedded V2000 Processors with 394K DMIPS and AMD RadeonTM RX 6000 Series GPUs.
Atlas and Pikes Computing Platforms
The Atlas and Pikes computing platforms are powered by the fourth-generation Qualcomm Snapdragon® SoC. Both platforms are certified as automotive grade. Integrating both Flyme Auto operating system and Google Automotive Services (GAS), each of the Atlas and Pikes computing platforms allows ECARX to service automotive OEMs worldwide within a single platform.
The Atlas computing platform has a leading low-power 5-nm process, complying with the AEC-Q100 standard, and has high-performance heterogeneous computing capabilities with high computing power, high bandwidth, and low latency. Combined with our CloudPeak system foundation and toolchain, as well as the global application ecosystem of Flyme Auto and GAS, it can provide users with a great cockpit experience.
Galena computing Platform
Empowered with Qualcomm Snapdragon® automotive-grade SA8155 SoCs, we collaborate with smart and Lynk & Co to create the unique design and user experience. The Galena computing platform integrates both Flyme Auto operating system and GAS.
Qogir Computing Platform
The Qogir computing platform is a joint effort by ECARX and Xingji Meizu Group, built on the Snapdragon 8 Gen 3 mobile platform. Tailored for generative artificial intelligence, it features a 60 TOPS of hybrid edge-side AI computing power, capable of smoothly running large-scale language models, visual models, and generative AI models with up to 10 billion parameters.
The display capabilities of the Qogir computing platform support up to 8K resolution, advanced hardware ray tracing technology, and an ultra-high frame rate of up to 240fps. Optimized for Unreal Engine UE5, it provides robust technical support for real-time 3D environment rendering and immersive entertainment experiences.
Automotive Central Computing Platform
Our automotive central computing platforms represent a move from a domain-based electronic/electrical architecture to a more centralized computing platform that uses less harness and consolidates software in fewer electronic control units. It allows for better integration of different domains including the cockpit, ADAS and other vehicle components such as body electronics, powertrain, chassis and battery management system, improving performance and delivering efficiency and savings to automotive OEMs. Our automotive central computing platforms feature greater compatibility with more software offerings and better support through over-the-air (OTA) upgrades, vehicle-to-everything communication, auto parking and navigation-on-pilot functions.

We are designing and developing our computing platform products in phases and progressive moving towards full centralization. To better assist with clients’ diverse needs for intelligence and expedite the applications, we have expanded our super brain product matrix from one board to one chip including mainstream smart cockpit functions with L2 ADAS or L2+ ADAS.
Our first SPB product was released in 2023. It is one board empowered by multiple chips supercomputing controller based on SE1000 and advanced ADAS chipset that brings together SoC, ADAS SoC, and microcontroller units, and one computer featuring the centralized IT computing and storage for an integrated cockpit and autonomous driving.
We released two other central computing products in our SPB series in 2024. Antora1000 SPB and Antora1000 Pro SPB, redefining the Antora series as central computing platforms. Antora1000 SPB is our first one chip supercomputing controller based on SE1000. Antora1000 Pro SPB is one board with dual SE1000 chips. Powered by SPB, Antora1000 Series SPB is becoming the all-in-one solution that supports intelligent cockpit, autonomous driving assistance and parking assistance.
SoC Core Modules
SoC core modules have been a key component of our technology portfolio since our inception. We started out by working with several semiconductor companies, providing automotive application inputs and collaborating to ensure the SoC core modules meet automotive requirements. While Tier 1 automotive suppliers typically procure consumer grade SoCs developed for the general use in the information and communications technology sector, we work with our chip partner to build in automotive OEM-specific requirements and customize automotive grade SoC core modules to deliver enhanced compatibility and functionality. We integrate the SoCs with key integrated circuits (such as power management integrated circuit, storage (module storage), and interface units (rich peripheral interfaces)), tool chains, and algorithms and develop them into SoC core modules.
Our current production E-Series (E01, E02, and E03) SoC core modules are utilized in our IHU and digital cockpit platforms. The E series core modules incorporate 4G baseband technology and a powerful AI engine core that greatly enhances edge computing capabilities and speed of data analysis at the local end. As the computing-module basis, E series core modules simplify the re-development process for Tier 1 automotive suppliers and reduce the associated development cost and timeframe. We launched E01 and E02 core modules in 2018 and 2020, respectively. E01 core module is made specifically for connected vehicles, to further enhance user experience. E01 core module utilizes a high-speed 64-bit quad-core CPU combined with a dedicated GPU, supporting high-definition 1080p dual-screen display and a 4G modem that provides seamless in-vehicle connectivity and content delivery. E01 core module supports connectivity via 4G, Bluetooth, and Wi-Fi. In 2020, we launched a more powerful E02 core module, which is configured with an eight-core CPU and an independent neural processing unit. It has a built-in 4G TBOX and around view monitoring, which can deliver exceptional computing, graphics, and media processing performance, and is capable of operating in an extended range of thermal conditions. E02 core module has received AEC-Q104 standard certification and has neural processing unit capacity and product integration and supports three separate displays, video and multi-camera (up to six) input, 360-degree surround view system, instrument cluster integration, augmented reality navigation system, driver monitor system, facial recognition, and speed reverse functionalities. E03 core module is based on a high-performance chip customized for in-vehicle digital cockpit systems that we launched in 2021. E03 core module inherits the high computing power, high performance, and cost-effectiveness of prior generations, and is dedicated to the development of infotainment and smart digital cockpit systems. E03 core module utilizes a hardware assisted virtualization architecture to accommodate multiple systems and provide a hypervisor-less cockpit solution. It optimizes graphics processing unit performance and integrates excellent vision processing units. E03 core module also incorporates a hardware security module and is certified according to the AEC-Q100 G3 Grade3 and ISO-26262-ASIL-B standards, boasting enhanced security. E03 core module has been deployed on Lynk & Co models since the third quarter of 2021.
We have also developed tailored SoC core modules for our Antor, Makalu Computing Platform, Atlas and Pike, Qogir Computing Platform. For more information, please see “— Automotive Computing Platform — Digital Cockpit.”

Operating System
The operating system plays an important role in the automotive technology stack as it connects hardware with application software. As such, the operating system architecture directly affects the performance of the automotive computing platform products while the functionalities offered by the operating system can simplify the development of applications that run on top. As software plays increasingly important roles in modern vehicle functions, more application domains are becoming software centric requiring broader coverage by the operating system.
The operating system is another building block of our technology platform. We have developed various operating system components to support intelligent cockpit, ADAS, and vehicle functions with a focus on performance optimization, data flow management as well as functional safety to allow application developers to build innovative functions and applications for the devices powered by our SoC core modules. Our hypervisor virtualization technology enables communication between different system components and optimizing the usage of various system resources. We offer runtime, software development kit, toolchain, and integrated development environment to support the development and testing of software by Tier 1 automotive suppliers and automotive OEMs.
Intelligent Cockpit
We started with the intelligent cockpit domain, where we built operating system components, based on Android, Linux, and RTOS, to bridge the functionalities of SoC and hardware with upper-level services and applications. We extended the functions of Android for Automotive so application developers can access more vehicle features.
Our operating system architecture provides a platform framework for the cross-domain integration of kernel components for intelligent digital cockpit and signifies progress towards the standardization and enhanced reusability of components across different systems and hardware platforms. Operating system components can be individually selected and combined to achieve high levels of customization. As a result, our operating system is highly scalable and capable of significantly lowering the development timeframe and associated costs.
Functional Safety
Our operating system coverage goes beyond the intelligent cockpit domain, and includes vehicle domains with safety operating system for automotive grade functional safety, focusing on safety and security.
We have developed the Safety Operating System based on SafeRTOS to support ASIL-D safety level. The Safety Operating System helps our instrument panel display solution achieve the safety level required by automotive OEM customers. We have also embedded features in the Safety Operating System to support enhanced ADAS by providing safety environment for the planning and control features of the vehicle, which enhance the overall safety of the vehicles and reduce the integration costs for automotive OEMs.
Cloudpeak
Our global research and development teams have built Cloudpeak, a cross-domain system capability foundation, in collaboration with HaleyTek AB, a subsidiary of Volvo Cars.
Cloudpeak brings together separate systems and functionalities into one cohesive and seamless system. The systems architecture is built to fully meet the functional safety and information security requirements of vehicles supporting multiple operating systems and the global mobility ecosystem. We have developed hypervisor virtualization technology that functions across different processing units (such central processing units, graphics processing units, and neural processing units) and allows multiple guest operating systems to run on a single host system at the same time, providing hardware-optimized virtualization services and ensuring safe operations. Cloudpeak also supports 3D sound technology. This technology provides a more immersive and engaging audio experience for both drivers and passengers, enhancing the overall driving experience.

Security is one of the areas we have implemented vigorous measures when developing Cloudpeak. Its security function is certified to meet both the national and international standards and it is compliant with the EAL4 certification. Cloudpeak’s security features include secure build, communication, and storage to protect against unauthorized access and data breaches.
We have empowered our client Volvo with Cloudpeak, which has been certified and launched in more than 80 countries worldwide and has begun user delivery at the beginning of 2024.
Flyme Auto
We have entered into a strategic cooperation arrangement with Xingji Meizu for the development and commercialization of the Flyme Auto intelligent cockpit solutions and we have obtained the rights to distribute the Flyme Auto intelligent cockpit solutions worldwide.
In the China market, we have equipped Polestar 4 with the Polestar OS system. It is built on the basis of the Flyme Auto operating system, integrates the original Polestar theme orange, icons and body textures, and can achieve seamless interconnection between mobile phones and vehicle systems. Mobile applications flow seamlessly to the large screen of the vehicle without installation or data usage, and commonly used apps can be used in the car. At the same time, the network and camera hardware of the mobile phone are shared, and the mobile computing power empowers the entire vehicle, breaking through hardware barriers and achieving a simpler, easier-to-use and borderless new interconnection experience.
Software Stack
We provide a service software framework to connect the application layer to the operating system layer of the overall cockpit system, in addition to a host of intelligent cockpit applications that can be further adapted across domains, platforms and geographies. We are developing software to deliver enhanced ADAS features and vehicle functional safety software over key vehicle systems to enable functionality and improve performance.
Intelligent Cockpit Software Stack
We have been able to abstract and distil a comprehensive set of platform-based middleware solutions for digital cockpit controller and vehicle communication from the substantial amount of automotive projects we have completed in the past. This solution has rich functional components, thousands of standardized API interfaces, and cross-domain (including entertainment domain, vehicle control domain, and ADAS), cross-platform (such as Android, Linux, and QNX), cross-device features that pave the way for universal scalability. It provides complete support for the speedy on-boarding of an extensive application ecosystem encompassing auditory, vocal, and mobility services. Our platform-based middleware connects components of Android Auto Motive with vehicle and vehicle peripheral components, so that these applications can run without the need for specific vehicle adaptation. At the same time, vehicle information can be quickly and safely transmitted to support these applications directly through our platform API once permission is obtained. Multimedia programs, voice engines, and mapping services provided by suppliers from different parts of the world can be swiftly adapted through our platform-based middleware.
We completed the design of the Adaptive API for Android4.x in 2017, which is similar to the Carproperty ID design of Android Auto Motive. It provides a standardized portal for the support of vehicle control applications towards vehicle control domain (such as window control and light control.), air conditioning settings. We further designed the Car Wrapper API with Google Android Auto Motive which represents an optimized solution that allows the use of the same set of software on different models. With the Car Wrapper API once vehicle adaptation is completed through automated script, upper-layer applications will be usable directly in other vehicle models after one coding.
Functional Safety Software Stack
As the world progresses towards a more intelligent, networked, and electrified future, functional safety, as opposed to the traditional concepts of active safety and passive safety, is foundational to and has become a key metric of the automotive industry.

We have accumulated years of experience in the development of functional safety and we are committed to building safe and reliable platform solutions for intelligent cockpit and autonomous driving domains. Our products have obtained the ASIL D ISO26262 process certification and the Germany Rhine functional safety ISO26262 ASIL D product certification, such as the ASIL D SafetyOS certification. Functional safety underpins the quality of our products, our brand value, and our dedication to corporate responsibility.
ECARX AutoGPT
Generative AI represents a significant leap forward in automotive technology, fundamentally transforming how drivers interact with their vehicles, and also reshaping the paradigm of automotive software development. We are developing ECARX AutoGPT, our in-house specialized large language model for the automotive industry, to drive the next generation AI Agent Operating System (AIOS) for intelligent vehicles. ECARX AutoGPT is tailormade for automotive applications on top of the general large language models, integrating AutoAgent, AutoFlow, AutoScene and AutoEco as its core capabilities to enhance the in-vehicle experience.
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AutoAgent leverages extensive automotive knowledge and user data to provide intelligent interactions.

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AutoFlow autonomously selects and utilizes tools based on real-time needs for efficiency and safety during travel.

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AutoScene offers personalized, scenario-based services beyond traditional rule-based responses to meet users’ unique demands.

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AutoEco creates a next-generation AI service ecosystem, seamlessly connecting in-car applications with cross-device experiences, redefining intelligent mobility.

The ECARX AutoGPT driven AIOS is designed for global applications, cross-domain fusion, and onboard/offboard hybrid deployment to ensure the optimal user experience, data privacy and system efficiency.
Enhanced ADAS Software Stack
We aim to provide our users with comprehensive, safe, and reliable solutions for enhanced ADAS features. We have deployed our in-house ADAS algorithms (including BEV large model) and supplier algorithms in chips, and built quantification and KPI verification capabilities.
Our base ADAS software has a full-stack of self-developed software whereas the middleware is based on the advanced combination of QNX + AP Autosar. Our ADAS application software features a full stack of proprietary integration, tracking, prediction, and planning control software. The parking module has the algorithms of AVM 360 surround view and transparent chassis, as well as the full stack self-research capabilities of Automated Parking Assist and Automated Valet Parking algorithms based on the fisheye BEV visual perception that we have developed. In terms of development and verification, we have accumulated full-link data closed-loop, data recycling capability and compliance datasets over the years, enabling our ADAS products to support OEMs to meet CNCAP 5-star requirements.
ADAS Platform
We started research on ADAS related technologies, including visual neural networks, in 2019. We initiated the development of an ADAS solution that is focused on advanced driving domain controller for mass-produced vehicle models in 2021. We, through our subsidiary JICA Intelligent, have developed full stack ADAS research and development capabilities including assisted driving and parking integrated L2 + ADAS capabilities including related hardware development and design capabilities and design verification to product validation verification capabilities.
ECARX Skyland Pro ADAS platform, our first-generation autonomous driving control unit, or ADCU, combines parking and driving solutions to achieve active safety, navigation of pilot on high-speed elevated closed roads, and automated or remote parking assist. It is based on two efficient SoCs with a combined computing power of 116 TOPS and a high safety MCU, providing redundant system architecture and high-level functional safety. Using six driving perception cameras and four parking cameras, supplemented by radar and ultrasonic sensor and LiDAR as perception inputs, with the ADCU as the computing core, the vehicle’s assisted driving planning and control signal outputs are realized, enabling driving and parking assist functions. Leveraging our strategic partnerships on the development of cutting-edge vision perception algorithms, we have engineered an innovative end-to-end full-stack software solution that satisfies the most stringent ISO-26262 safety standards. ECARX Skyland Pro ADAS platform is able to further support more advanced software such as BEV and LiDAR perception. And ECARX Skyland Pro ADAS platform already has been installed on Lynk & Co 08. The versatile suite seamlessly integrates critical capabilities including sensor fusion, prediction, planning, control, and environmental modelling modules. This is enabled by a robust foundation of underlying software and middleware to ensure stable performance in all conditions. As a result, our advanced driver assistance and active safety applications achieve the elevated benchmarks set by China’s New Car Assessment Program.
Additionally, the proprietary platform design provides flexibility for us to continually expand operational design domains and address complex long-tail scenarios across diverse regions.
Lidar Product
Apart from ADAS control unit, we are also developing in-house Lidar products, the solid-state short-range lidar and the semi-solid rotating mirror long-range lidar.
Recent Developments
Financial Information
The following unaudited condensed consolidated statements of comprehensive loss for the nine months and three months ended September 30, 2023 and 2024 and unaudited condensed consolidated statements balance sheets as of September 30, 2024 have been prepared and presented in accordance with US GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited condensed consolidated statements of comprehensive loss for the periods indicated:
	Nine Months Ended September 30,			Three Months Ended September 30,
Millions, except share data and per share data, or otherwise noted	2023	2024	2024	2023	2024	2024
	RMB	RMB	USD	RMB	RMB	USD
Revenue
Sales of goods revenue	1,998.5	2,880.6	410.5	734.2	1,179.9	168.1
Software license revenue	352.2	215.8	30.8	136.6	84.0	12.0
Service revenue	474.5	524.2	74.7	217.8	161.4	23.0
Total revenue	2,825.2	3,620.6	516.0	1,088.6	1,425.3	203.1
Cost of goods sold	(1,566.4)	(2,507.6)	(357.3)	(566.2)	(1,074.6)	(153.1)
Cost of software licenses	(98.5)	(77.5)	(11.0)	(61.3)	(33.4)	(4.8)
Cost of services	(317.3)	(292.2)	(41.6)	(131.6)	(69.8)	(9.9)
Total cost of revenue	(1,982.2)	(2,877.3)	(409.9)	(759.1)	(1,177.8)	(167.8)
Gross profit	843.0	743.3	106.1	329.5	247.5	35.3
Research and development expenses	(790.9)	(917.6)	(130.8)	(309.3)	(344.2)	(49.0)
Selling, general and administrative expenses and others, net	(669.0)	(619.7)	(88.3)	(260.6)	(211.6)	(30.2)
Total operating expenses	(1,459.9)	(1,537.3)	(219.1)	(569.9)	(555.8)	(79.2)

	Nine Months Ended September 30,			Three Months Ended September 30,
Millions, except share data and per share data, or otherwise noted	2023	2024	2024	2023	2024	2024
	RMB	RMB	USD	RMB	RMB	USD
Loss from operation	(616.9)	(794.0)	(113.0)	(240.4)	(308.3)	(43.9)
Interest income	22.9	16.5	2.4	5.0	5.3	0.8
Interest expense	(58.1)	(73.4)	(10.5)	(19.9)	(27.9)	(4.0)
Share of results of equity method investments	(35.7)	(76.2)	(10.9)	(10.3)	(8.6)	(1.2)
Foreign currency exchange (losses)/gains	(14.1)	(3.6)	(0.5)	20.6	0.9	0.1
Others, net	13.3	(18.8)	(2.7)	(38.1)	(0.3)	—
Loss before income taxes	(688.6)	(949.5)	(135.2)	(283.1)	(338.9)	(48.2)
Income tax expense	(0.3)	(0.9)	(0.1)	—	(1.1)	(0.2)
Net loss	(688.9)	(950.4)	(135.3)	(283.1)	(340.0)	(48.4)
Net loss attributable to non-controlling interests	47.0	54.4	7.8	16.3	14.6	2.1
Net loss attributable to ECARX Holdings Inc. ordinary shareholders	(641.9)	(896.0)	(127.5)	(266.8)	(325.4)	(46.3)
Net loss	(688.9)	(950.4)	(135.3)	(283.1)	(340.0)	(48.4)
Other comprehensive loss:
Foreign currency translation adjustments, net of nil income taxes	25.2	(8.5)	(1.2)	(23.8)	5.0	0.7
Comprehensive loss	(663.7)	(958.9)	(136.5)	(306.9)	(335.0)	(47.7)
Comprehensive loss attributable to non- redeemable non-controlling interests	47.0	54.4	7.8	16.3	14.6	2.1
Comprehensive loss attributable to ECARX Holdings Inc.	(616.7)	(904.5)	(128.7)	(290.6)	(320.4)	(45.6)
Loss per ordinary share
– Basic and diluted loss per share, ordinary shares	(1.90)	(2.66)	(0.38)	(0.79)	(0.97)	(0.14)
Weighted average number of ordinary shares used in computing loss per ordinary share
– Weighted average number of ordinary shares	337,395,390	336,667,041		337,395,390	334,158,093

The following table presents our unaudited condensed consolidated statements balance sheets:
Millions, except otherwise noted	As of December 31, 2023	As of September 30, 2024
	RMB	RMB	USD
ASSETS
Current assets
Cash	571.8	645.0	91.9
Restricted cash	27.1	43.4	6.2
Short-term investments	137.9	124.2	17.7
Accounts receivable – third parties, net	285.8	205.3	29.3
Accounts receivable – related parties, net	1,572.7	1,123.3	160.1
Notes receivable	54.6	35.5	5.1
Inventories	160.8	237.2	33.8
Amounts due from related parties	74.1	55.6	7.9
Prepayments and other current assets	443.6	371.4	52.8
Total current assets	3,328.4	2,840.9	404.8
Non-current assets
Long-term investments	301.0	37.7	5.4
Operating lease right-of-use assets	125.2	144.7	20.6
Property and equipment, net	120.8	165.9	23.6
Intangible assets, net	179.3	288.3	41.1
Goodwill	—	25.7	3.7
Other non-current assets – third parties	28.2	23.8	3.4
Other non-current assets – related parties	224.3	277.6	39.6
Total non-current assets	978.8	963.7	137.4
Total assets	4,307.2	3,804.6	542.2
LIABILITIES
Current liabilities
Short-term borrowings	1,200.0	1,607.1	229.0
Accounts payable – third parties	1,820.7	1,384.7	197.3
Accounts payable – related parties	312.8	367.6	52.4
Notes payable	10.0	142.0	20.2
Amounts due to related parties	35.7	384.3	54.8
Contract liabilities, current – related parties	207.0	161.6	23.0
Current operating lease liabilities	35.1	41.1	5.9
Accrued expenses and other current liabilities	615.1	493.6	70.3
Income tax payable	15.8	4.8	0.7
Total current liabilities	4,252.2	4,586.8	653.6
Non-current liabilities
Contract liabilities, non-current – related parties	134.0	55.7	7.9
Convertible notes payable, non-current	455.7	452.1	64.4
Operating lease liabilities, non-current	107.6	131.8	18.8
Warrant liabilities, non-current	5.1	3.4	0.5

Millions, except otherwise noted	As of December 31, 2023	As of September 30, 2024
	RMB	RMB	USD
Provisions	90.9	97.3	13.9
Other non-current liabilities – third parties	48.8	98.8	14.1
Other non-current liabilities – related parties	44.5	47.1	6.7
Deferred tax liabilities	—	31.8	4.5
Total non-current liabilities	886.6	918.0	130.8
Total liabilities	5,138.8	5,504.8	784.4
SHAREHOLDERS’ DEFICIT
Ordinary Shares	—	—	—
Additional paid-in capital	6,096.7	6,201.6	883.7
Accumulated deficit	(6,670.7)	(7,566.7)	(1,078.2)
Accumulated other comprehensive loss	(344.6)	(353.1)	(50.3)
Total deficit attributable to ordinary shareholders	(918.6)	(1,718.2)	(244.8)
Non-redeemable non-controlling interests	87.0	18.0	2.6
Total shareholders’ deficit	(831.6)	(1,700.2)	(242.2)
Liabilities and shareholders’ deficit	4,307.2	3,804.6	542.2

Total revenue
Our total revenue was RMB1,425.3 million (US$203.1 million), up 31% year-over-year.
•
Sales of goods revenue.   Our sales of goods revenue was RMB1,179.9 million (US$168.1 million), up 61% year-over-year, primarily driven by continued growth in global demand, and an increase in the sales volume of Antora series and Makalu platform digital cockpits, and autonomous driving control units (ADCU), which contributed approximately 23% and 11% to the total revenue from sales of goods, respectively. The increase in sales of goods revenue was attributable to a RMB495 million (US$71 million) increase in sales volume of automotive computing platform products and a RMB45 million (US$6 million) increase from SoC core modules unit price changes, partially offset by a RMB18 million (US$3 million) decrease due to changes in the per unit price of automotive computing platform products and a RMB54 million (US$8 million) decrease due to decreased sales volume of SoC core modules.

•
Software license revenue.   Our software license revenue was RMB84.0 million (US$12.0 million), down 39% year-over-year, primarily attributable to a decrease in the sales volume of navigation and operating software compared to the same period last year.

•
Service revenue.   Our service revenue was RMB161.4 million (US$23.0 million), down 26% year-over-year, principally as a result of lower number and value of contracts completed during the third quarter of 2024 compared to the same period last year.

Cost of revenue
Total cost of revenue was RMB1,177.8 million (US$167.8 million), up 55% year-over-year, primarily driven by an increase in the sales volume of digital cockpits and ADCU.
Gross profit
Gross profit was RMB247.5 million (US$35.3 million), down 25% year-over-year, which resulted in a gross margin of 17%. The decrease in gross margin was attributable to the penetration pricing strategy adopted to drive automotive computing platform revenue growth, as well as change in the total revenue mix compared to the same period last year.

Research and development expenses
Research and development expenses were RMB344.2 million (US$49.0 million), up 11% year-over-year, primarily driven by ongoing investments in our core product roadmap and technologies.
Selling, general and administrative expenses and others, net
Selling, general and administrative expenses and others, net were RMB211.6 million (US$30.2 million), down 19% year-over-year, primarily attributable to improved global operating efficiencies and lower share-based compensation expenses during the third quarter of 2024.
Net loss
Net loss was RMB340.0 million (US$48.4 million), compared with RMB283.1 million during the same period last year, primarily attributable to lower gross margin generated with penetration pricing adoption and lower foreign currency exchange gain, partially offset by the decrease in total operating expenses and the change in fair value of derivative and equity security compared to the same period last year.
Total cash
Total cash as of September 30, 2024 was RMB688.4 million (US$98.1 million) including RMB43.4 million of restricted cash.
Non-GAAP Financial Measure
We use adjusted EBITDA in evaluating our operating results and for financial and operational decision-making purposes. Adjusted EBITDA is defined as net loss excluding interest income, interest expense, income tax expense, depreciation of property and equipment, amortization of intangible assets, and share-based compensation expenses.
We present this non-GAAP financial measure because it is used by the management to evaluate our operating performance and formulate business plans. We believe that the non-GAAP measure helps identify underlying trends in our business that could otherwise be distorted by the effects of certain expenses that are included in net loss. We also believe that the use of the non-GAAP measure facilitates investors’ assessment of our operating performance.
Adjusted EBITDA should not be considered in isolation or construed as alternatives to net loss or any other measures of performance or as indicators of our operating performance. Investors are encouraged to compare our historical adjusted EBITDA to the most directly comparable GAAP measure, net loss. Adjusted EBITDA presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review the financial information in its entirety and not rely on a single financial measure.
	Nine Months Ended September 30,			Three Months Ended September 30,
Millions, except otherwise noted	2023	2024	2024	2023	2024	2024
	RMB	RMB	USD	RMB	RMB	USD
Net Loss	(688.9)	(950.4)	(135.3)	(283.1)	(340.0)	(48.4)
Interest income	(22.9)	(16.5)	(2.4)	(5.0)	(5.3)	(0.8)
Interest expense	58.1	73.4	10.5	19.9	27.9	4.0
Income tax expense	0.3	0.9	0.1	—	1.1	0.2
Depreciation of property and equipment	39.7	40.9	5.8	12.6	13.6	1.9
Amortization of intangible assets	17.8	67.8	9.7	5.8	23.1	3.3
EBITDA	(595.9)	(783.9)	(111.6)	(249.8)	(279.6)	(39.8)
Share-based compensation expenses	121.5	117.9	16.8	69.3	47.0	6.7
Adjusted EBITDA	(474.4)	(666.0)	(94.8)	(180.5)	(232.6)	(33.1)

Other Information
On December 20, 2024, our board of directors authorized a share repurchase program under which we may repurchase up to US$20,000,000 of our ordinary shares until the close of business on September 30, 2025, U.S. Eastern Time.
On November 14, 2024, we entered into a components procurement and R&D services agreement, or the Components Procurement and R&D Services Agreement, with Geely Auto, Zhejiang Huanfu and Hangzhou Langge. Pursuant to this agreement, Geely Auto agrees to, subject to certain conditions set forth therein, purchase automobile components and R&D services from us, Zhejiang Huanfu Technology Co., Ltd. and Hangzhou Langge Technology Co., Ltd. (collectively referred to hereinafter as the “Supplier Group”) to further enhance the driving technology system for new energy vehicles of Geely Auto. The agreement has a term of three years and ends on December 31, 2027. The aggregated annual caps covered by the Components Procurement and R&D Services Agreement — totaling RMB6,387.281 million, RMB6,430.855 million and RMB6,489.889 million for the Supplier Group for 2025, 2026 and 2027, respectively — will be exempt from the requirement of the approvals of independent shareholders of Geely Auto pursuant to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, or the Listing Rules; and the parties are not restrained from transacting beyond the exempt amounts under this agreement as long as Geely Auto complies with the requirements under the Listing Rules. The rights and obligations of the parties to the agreement are subject to the fulfilment (or waiver, as applicable) of various conditions precedent. We will continue to be a stable and reliable source of automobile components and R&D support for the manufacturing of new energy vehicles for brands within Geely Auto, such as ZEEKR and LYNK & CO, under the Components Procurement and R&D Services Agreement. Beyond this, we remain committed to serving brands outside Geely Auto, such as Volvo, smart, Lotus and Polestar, and expanding its global footprints within and without Geely Auto.
During the third quarter of 2024, we acquired a controlling financial interest in Hubei Dongjun Automotive Electronic Technology Co., Ltd, or Hubei Dongjun, marking a significant step towards the building of our in-house production capabilities in China. We previously held 49% equity in Hubei Dongjun and we acquired the remaining 51% equity for a cash consideration of RMB23.5 million. In addition, our Fuyang facility commenced production in April 2024 and its production capacity has quickly ramped up, symbolizing a critical milestone in our strategy to vertically integrate production and supply chain capabilities.
In August 2024, we sold our minority stake in HaleyTek AB, a joint venture established between Volvo Car Corporation and us to develop software for Android-powered infotainment systems, to Volvo Cars. We will however continue to collaborate with Volvo Cars and with HaleyTek AB to develop technology solutions to enhance the driving experience of automobiles made by Volvo Cars and related brands such as Polestar.
Mr. Tao Li was appointed as our director on July 29, 2024 to replace Mr. Tan Su.
In March 2024, we released the 200-meter long-range semi-solid LiDAR and compact short-range flash solid-state LiDAR following the acquisition of a controlling equity interest in Suzhou Photon Matrix Optoelectronics Technology Co., Ltd. in January 2024. This positions us as a provider of new components for intelligent vehicles more broadly.
Our Corporate Structure
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIEs and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected the Restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by Hubei ECARX, the former VIE, were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the Restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2023 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information —  D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
Cash Transfers and Dividend Distribution
Cash is transferred from ECARX Holdings to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Under our cash management policy, the amount of inter-company transfers of funds is determined based on the working capital needs of the subsidiaries and inter-company transactions, and is subject to internal approval processes and funding arrangements. Our management regularly reviews and monitors the cash flow forecast and working capital needs of our subsidiaries.
Advances and loans.   In 2021, (i) ECARX Holdings made advances in the principal amount of US$478.5 million to ECARX Technology Limited and provided loans in the principal amount of US$11.0 million to our subsidiaries ECARX Limited and ECARX Sweden AB, and (ii) ECARX Technology Limited provided a loan in the principal amount of US$2.3 million to our subsidiary, ECARX Sweden AB, which has been fully repaid. In 2022, (i) ECARX Holdings made advances in the principal amount of US$50.9 million to ECARX Technology Limited; (ii) ECARX Holdings provided loans in the principal amount of US$3.0 million to ECARX Sweden AB; (iii) ECARX Holdings provided loans in the principal amount of US$35.0 million to ECARX (Hubei) Tech Co., Ltd.; (iv) ECARX Holdings made advances in the principal amount of US$21.0 million to ECARX Group Limited; (v) ECARX Holdings received US$8.8 million as repayment from ECARX Sweden AB; and (vi) JICA Intelligent Robotics Co., Ltd., or JICA Intelligent, provided loans in the principal amount of RMB150.0 million to ECARX (Hubei) Tech Co., Ltd. In 2023, (i) ECARX Technology Limited repaid US$119.3 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$115.0 million to ECARX Group Limited and US$2.7 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$33.4 million to ECARX Holdings, (iv) ECARX Holdings provided loans in the principal amount of US$15.0 million to ECARX (Hubei) Tech Co., Ltd., (v) ECARX Technology Limited provided loans in the principal amount of US$0.4 million to ECARX Limited, which has been fully repaid, and (vi) ECARX (Hubei) Tech Co., Ltd. repaid RMB150.0 million to JICA Intelligent.
Capital contribution.   In 2021, ECARX Technology Limited made capital contribution of US$7.6 million, US$250.0 million, and US$75.0 million to our subsidiaries, ECARX Sweden AB, ECARX (Wuhan) Technology Co., Ltd., and ECARX (Hubei) Tech Co., Ltd., respectively. In 2021, ECARX (Wuhan) Technology Co., Ltd., a subsidiary of ours, made capital contribution of RMB10.0 million to

ECARX (Shanghai) Technology Co., Ltd., another subsidiary of ours. In 2022, ECARX Technology Limited made capital contribution of US$14.6 million and US$25.0 million to its subsidiaries, ECARX Limited and ECARX (Hubei) Tech Co., Ltd., respectively. In 2023, (i) ECARX Group Limited made capital contribution of US$100.0 million to ECARX Technology Limited; (ii) ECARX Technology Limited made capital contribution of US$60.0 million to ECARX (Hubei) Tech Co., Ltd., and US$31.5 million to its subsidiary, ECARX Limited; (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB51.0 million to its subsidiary, JICA Intelligent; and (iv) ECARX Holdings converted its £3.0 million loan to ECARX Limited into equity. In 2021, 2022, and 2023, Hubei ECARX received RMB2.1 billion, RMB157.0 million, and nil in the form of loans from our subsidiaries, respectively. (v) ECARX Limited made capital contribution of US$2.7 million to ECARX Americas Inc.
Cash transfers involving Hubei ECARX, the former VIE.   In 2021 and 2022, Hubei ECARX received RMB2.1 billion and RMB157.0 million in the form of loans from our subsidiaries, respectively. In 2021, subsidiaries of Hubei ECARX made payments totaling US$1.7 million to ECARX Technology Limited relating to certain sales transactions. In 2021, Hubei ECARX received RMB270.0 million in the form of loans from JICA Intelligent. In 2022, Hubei ECARX, ECARX Technology, and ECARX (Hubei) Tech Co., Ltd. made payments totaling RMB36.1 million, US$2.2 million, and RMB60.0 million, respectively, to ECARX Sweden AB relating to certain research and development expense. In 2022, Hubei ECARX made payments totaling RMB270.0 million to JICA Intelligent. In 2023, ECARX Technology and ECARX (Hubei) Tech Co., Ltd. made payments totaling US$1.2 million and RMB204.7 million, respectively, to ECARX Sweden AB relating to certain research and development expense. Following the Restructuring in 2022, we no longer have any VIE in China.
We, our subsidiaries, and, for the periods ended prior to the Restructuring, the former VIEs, have not declared or paid dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends in the future will be at the discretion of our board of directors.
We are subject to various restrictions on inter-company fund transfers and foreign exchange control.
Dividends.   ECARX Holdings is a holding company and may rely on dividends and other distributions on equity paid by our mainland China subsidiaries for its cash and financing requirements. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) our mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) our mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by our mainland China subsidiary upon dividend remittance. Such restrictions could have a material and adverse effect on the ability of ECARX Holdings to distribute profits to its shareholders. Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX Holdings being unable to pay its debts as they fall due in the ordinary course of business.
Capital expenses.   Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, our mainland China subsidiaries are required to obtain approval from the State Administration of Foreign Exchange, or SAFE, or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.
Shareholder loans and capital contributions.   Loans by us to our mainland China subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of

SAFE, and any capital contribution from us to our mainland China subsidiaries is required to be registered with the competent government authorities in mainland China.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2023 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Arrangements with Respect to Certain Personal Data
In response to the move by PRC government authorities to tighten the regulatory framework governing data security, cybersecurity and privacy, in September 2021 we initiated the process to transfer the rights of our mainland China subsidiaries and of the former VIE to access personal data relevant to their respective business operations to Zhejiang Huanfu Technology Co., Ltd., or Zhejiang Huanfu, an entity controlled by our controlling shareholder. The transfer was completed in December 2021 and as of the date of this prospectus, our mainland China subsidiaries do not have any right to access any personal data other than certain employee personal data and certain vehicle identification numbers provided by automotive OEMs in association with our provision of services. In January 2022, we entered into a procurement framework agreement with Zhejiang Huanfu and thereafter concluded several procurement-related contracts pursuant to the procurement framework agreement to procure certain data-related services from Zhejiang Huanfu and fulfill our obligations to our PRC customers that were committed to prior to the aforementioned transfer to Zhejiang Huanfu for the sole purpose of restricting our access to personal data. Under these contracts, we engaged Zhejiang Huanfu to provide telematics service provider services relating to hosting of information, including personal data, as well as IT system support and troubleshooting. We also license certain intellectual property to Zhejiang Huanfu to enable it to perform its services. These contracts are governed by terms that we typically enter into with our suppliers.

Permission Required from the PRC Authorities for Our Operations
We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the model confirmation, compulsory product certifications, and network connection licenses for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this prospectus.
The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that, both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. As of the date of this prospectus, (i) we have not been informed that we are a critical information infrastructure operator or a data processor conducting data processing activities that affect or may affect national security by any government authority, although it is uncertain whether we would in fact be categorized as such under the PRC law; and (ii) we have not been involved in any investigations or cybersecurity review by the CAC and we have not received any official inquiry, notice, warning, or sanctions in this respect. On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. Failure to comply with the filing requirements may result in fines, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC. We are required to make a filing with the CSRC after the completion of any future offering made pursuant to this prospectus and for our other future offerings and listing of our securities in an overseas market under the Overseas Listing Filing Rules.
Based on the opinion of Han Kun Law Offices, our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, as of the date of this prospectus, we and our PRC subsidiaries (i) are not required to obtain any permissions from the CSRC, and (ii) have not been asked to obtain or denied any permissions by any PRC government authority, in connection with a potential offering under this prospectus, other than the CSRC filing procedure we are required to make after the completion of an offering made pursuant to this prospectus. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required in connection with the Business Combination, our previous offerings and listing under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded” in our 2023 Form 20-F. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to restrictions and penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.
If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2023 Form 20-F.
The Business Combination
On December 20, 2022, we consummated the Business Combination with COVA, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022. COVA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On December 21, 2022, our Class A Ordinary Shares and Warrants were listed on The Nasdaq Global Market under the symbol “ECX” and “ECXWW,” respectively.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
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We have a relatively limited operating history and face significant challenges in a fast-developing industry;

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If our solutions do not effectively address the evolution of the automotive industry or automotive intelligence technologies, our business could be adversely affected;

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Changes in automobile sales and market demand can adversely affect our business;

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Disruptions in the supply of components or the underlying raw materials used in our products may materially and adversely affect our business and profitability;

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A reduction in the market share or changes in the product mix offered by our customers could materially and adversely affect our business, financial condition, and results of operations;

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The automotive intelligence industry is highly competitive, and we may not be successful in competing in this industry;

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We had negative net cash flows from operations in the past and have not been profitable, which may continue in the future;

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We currently have a concentrated customer base with a limited number of key customers, particularly including certain of our related parties such as Geely Holding’s subsidiaries. The loss of one or more of our key customers, or a failure to renew our agreements with one or more of our key customers, could adversely affect our results of operations and ability to market our products and services;

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We are subject to risks and uncertainties associated with international operations, which may harm our business;

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Our automotive intelligence technologies and related hardware and software could have defects, errors, or bugs, undetected or otherwise, which could create safety issues, reduce market adoption, damage our reputation with current or prospective customers, or expose us to product liability and other claims that could materially and adversely affect our business, financial condition, and results of operations;

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We rely on our business partners and other industry participants. Business collaboration with partners is subject to risks, and these relationships may not lead to significant revenue. Any adverse change in our cooperation with our business partners could harm our business;

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Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends;

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A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition;

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We are subject to risks relating to the Restructuring;

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We may not be able to realize the potential financial or strategic benefits of business ventures, acquisitions or strategic investments and we may not be able to successfully integrate acquisition targets, which could impact our ability to grow our business, develop new products or sell our products;

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We may incur material losses and costs as a result of warranty claims, product recalls, and product liabilities that may be brought against us; and

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Our business is subject to complex and evolving laws and regulations regarding cybersecurity, privacy, data protection and information security in China and elsewhere. Any privacy or data security breach or any failure to comply with these laws and regulations could damage our reputation and brand, result in negative publicity, legal proceedings, increased cost of operations, warnings, fines, service or business suspension, or otherwise harm our business and results of operations.

Risks Relating to Doing Business in China
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ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information — Our Holding Company Structure and China Operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” of our 2023 Form 20-F for details;
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The PRC government has significant oversight and discretion over our business operations, and it may influence on our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities;

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Risks and uncertainties arising from the legal system of China, including those relating to the interpretation and enforcement of PRC laws and regulations and that rules and regulations in China can change quickly with little advance notice, could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” of our 2023 Form 20-F for details;

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The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offerings under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to our offerings, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities;

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections;

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Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment;

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Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult;

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The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of mainland China companies, which could make it more difficult for us to pursue growth through acquisitions in China; and

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Substantial uncertainties exist with respect to the interpretation and implementation of 2019 PRC Foreign Investment Law and its Implementation Rules.

Risks Relating to Our Securities
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The price of our securities may be volatile, and the value of our securities may decline;

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A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

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If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline;

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Sales of a substantial number of our securities in the public market could cause the price of our securities to fall; and

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Future issuance of Ordinary Shares will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Corporate Information
The mailing address of our principal executive office is 12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai 200231, People’s Republic of China, and its phone number is +86 (0571) 8530 6757. Our corporate website address is https://www.ecarxgroup.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024 on a historical basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2023 Form 20-F, which is incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
	As of September 30, 2024
	RMB in millions	US$ in millions
Cash and restricted cash	688.4	98.1
Short-term borrowings	1,607.1	229.0
Convertible notes payable, net	452.1	64.4
Borrowings and other financial liabilities	2,059.2	293.4
Total shareholders’ deficit	(1,700.2)	(242.2)
Total capitalization	359.0	51.2

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of our currently effective memorandum and articles of association. This description is qualified by reference to our currently effective memorandum and articles of association. All capitalized terms used in this section are as defined in our currently effective memorandum and articles of association, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital is US$50,000 divided into 10,000,000,000 shares of a par value of US$0.000005 each, consisting of 8,000,000,000 Class A Ordinary Shares, 1,000,000,000 Class B Ordinary Shares and 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as our board of directors may determine in accordance with our currently effective memorandum and articles of association. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of our currently effective memorandum and articles of association and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares. A summary description of the Warrants is also set forth below.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting and conversion rights. We maintain a register of members and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Although Mr. Eric Li (Li Shufu) and Mr. Ziyu Shen, collectively referred to as the “Co-Founders” and each a “Co-Founder,” control the voting power of all of the issued and outstanding Class B Ordinary Shares, their controls over those shares are not permanent and are subject to reduction or elimination. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not Mr. Li or Mr. Shen or an affiliate of them, those shares will automatically and immediately convert into Class A Ordinary Shares.
Dividends
The holders of Ordinary Shares are entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution but no dividend shall exceed the amount recommended by the board of directors. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie.
Voting Rights
In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Voting at any meeting of shareholders is decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares shall vote together on all matters as a single class except as otherwise required by law. An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company, while a special resolution requires not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution is required for important matters such as a change of name or making changes to our then existing memorandum and articles of association.
Optional and Mandatory Conversion
Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.
Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B Ordinary Shares through voting proxy or otherwise to any person which is not Mr. Eric Li (Shufu) Li or Mr. Ziyu Shen, each referred to as a “Co-Founder,” or their respective affiliate, such Class B Ordinary Share will automatically and immediately convert into an equal number of Class A Ordinary Share if the Co-Founder does not continue to have sole dispositive power and exclusive voting control over the Class B Ordinary Shares after such sale, transfer, assignment, or disposition.
Upon any direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Co-Founder or their respective affiliate; provided, that any such direct or indirect sale, transfer, assignment, or disposition to an affiliate of a Co-Founder, shall result in the automatic and immediate conversion of the Class B Ordinary Shares into an equal number of Class A Ordinary Shares if the Co-Founder does not continue to have sole dispositive power and exclusive voting control over the Class B Ordinary Shares after such sale, transfer, assignment, or disposition.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the amended and restated memorandum and articles of association of ECARX Holdings and to any lock-up agreements to which a shareholder may be a party, any shareholder may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Class B Ordinary Shares may be transferred only to a Co-Founder or a Co-Founder’s affiliate and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “— Optional and Mandatory Conversion.”
Our board of directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

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a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption and Repurchase of Ordinary Shares
Subject to the provisions of the Companies Act (As Revised) of the Cayman Islands, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares. We may purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the our board of directors or by the shareholders by ordinary resolution.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) in nominal or par value amount of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one-third of the votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of our Class B Ordinary Shares shall be required in any event.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us except as required by law or authorized by our board of directors or our shareholders by special resolution.

Changes in Capital
We may from time to time by ordinary resolution:
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increase our share capital by new shares of such amount as we think expedient;

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consolidate and divide all or any share capital into shares of a larger amount than existing shares;

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sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner authorized by the Companies Act (As Revised) of the Cayman Islands.
Registration Rights
Certain of our shareholders are entitled to certain registration rights, pursuant to which we have agreed to provide customary demand registration rights and “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file and have filed a resale shelf registration statement to register the resale under the Securities Act of such registrable securities.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of the Ordinary Shares and reduce the likelihood that holders of the Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the Ordinary Shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of warrants, which we may issue under this prospectus or the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase Class A Ordinary Shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A Ordinary Shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
ECARX Holdings is incorporated under the laws of the Cayman Islands. Service of process upon ECARX Holdings and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION
We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through a combination of any of these methods of sale; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
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the name or names of any underwriters or agents;

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any public offering price;

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the proceeds from such sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:
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at a fixed price or prices, which may be changed;

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at prices relating to prevailing market prices at the time of sale;

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at varying prices determined at the time of sale;

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at negotiated prices; or

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for no consideration.

By Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

EXPENSES RELATED TO THE OFFERING
We will incur a SEC registration fee of US$45,930, and will also incur printing costs, legal fees and expenses, accountants’ fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the securities offered by this prospectus and Han Kun Law Offices has advised us on certain legal matters as to the law of mainland China.

EXPERTS
The consolidated financial statements of ECARX Holdings Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that ECARX Holdings Inc. has suffered recurring losses from operations and has net cash used in operating activities and net current liabilities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://www.ecarxgroup.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 3, 2024 (File No. 001-41576);

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the description of our Class A Ordinary Shares and Warrants contained in our registration statement on Form 8-A filed with the SEC on December 20, 2022, and any amendment or report filed for the purpose of updating such description;

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our current report on Form 6-K furnished to the SEC on September 30, 2024 (File No. 001-41576), containing our unaudited condensed consolidated financial statements as of and for the six-months ended June 30, 2024 and June 30, 2023;

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our current report on Form 6-K furnished to the SEC on November 18, 2024 (File No. 001-41576);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
ECARX Holdings Inc.
12/F, Tower 2, Park Place
88 Baise Road
Xuhui District, Shanghai 200231
ir@ecarxgroup.com